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Recursion Pharmaceuticals, Inc.
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About Recursion

Our Mission:
Decode biology to radically improve lives

Recursion is a clinical-stage TechBio company leading the space by decoding biology to industrialize drug discovery. Our vision is to leverage technology to map and navigate biology and chemistry to discover and develop better medicines faster.

We're industrializing drug discovery and development.

A Letter from Our
Co-Founder and CEO
Dear shareholder,
Recursion celebrated its tenth anniversary in 2023, and as I reflect back on the past decade of building and look forward to the next decade, it feels increasingly clear that we are in the midst of a tremendous technology and AI-driven transition in our society.
Knowledge workers are on the precipice of a massive transformation in their work; much of the toil embedded into the processes, systems and delivery today will give way to higher efficiency, more creativity and smart risk-taking with new tools that will enable rapid and deep experimentation and fast failure. For many, embracing this evolving landscape of work will be tumultuous, but for those who are open to the possibilities technology brings, an exciting new future awaits.
Like all major past shifts in society, we will face many new challenges and obstacles as we come to terms with the risks and opportunities of the new tools that are becoming increasingly available at our fingertips.
The broad transformations in society will be mirrored in the life sciences with the evolution of BioTech into TechBio over the coming decade. The digitization of biology and chemistry will enable us to predict ways to map and navigate it, allowing us to design rather than discover better medicines faster with less failure. Advancements in laboratory automation, biological tools and quantified human health will allow for the emergence of massive datasets of human health and disease that will feed the AI-driven insights transforming life sciences.
Of course, the idea that an AI ‘black-box’ will pop out new cures at scale in the coming 12-24 months is a fallacy and we have to be careful not to be caught up in that sort of hype. Drug discovery is too complex, has too many steps and has too long of a feedback loop for that sort of ‘overnight’ shift. But looking back at how far we have come and the compounding improvements we see today, I believe that our industry will shift more in the coming decade than it ever has before.

A common argument from skeptics is that biology is too complex and healthcare too complicated for such a disruptive technological transformation to be possible. But like in prior industrial revolutions, a new technology (or technologies) has set in motion a current that will fundamentally reshape the forces and assumptions that drive various fields, including our own. Here are a few facts that signal this transformation is happening right now:
Data & Compute:
•The world has generated more data in the past 24 months than in all of human history before that
•The world has consumed more computational cycles in the last 12 months than in all of human history before that
Biological Tools:
•CRISPR-based gene editing has, in just the last five years, enabled for the first time arrayed genome-wide genetic screens
•Innovations in induced pluripotent stem cells allow us to generate high-quality, differentiated human cells at massive scale
Automation and Reagents:
•Robotic laboratory systems and software enable highly standardized and quality-controlled high-throughput screening to generate relatable data at scale

THE WORLD HAS GENERATED MORE DATA IN THE PAST 24 MONTHS than in all of human history before that

What’s more, the signs of AI-enabled point-solutions are already plentiful across our industry:
•Protein folding
•Scaled protein-ligand interaction prediction
•Generative AI for chemistry for tractable targets
•The FDA is already discussing the use of LLMs for program review
•Major pharma companies are drafting regulatory filings like INDs by LLMs
These facts lay out a clear future where efficiencies and improvements across the many current AI-enabled point-solutions will begin to combine into integrated ‘tech-stacks’ and workflows that will result in compounding improvements in our ability to drug historically undruggable targets, understand the underlying networks of biology with increasing fidelity, fast-follow newly validated biology, characterize disease in increasingly robust ways and ultimately deliver more, better medicines to patients to alleviate suffering at scale. The question is no longer whether this sort of future is before us, but when and who will lead it.
Looking Back at 2023 and Before
Reflecting back on late 2013 when Recursion was founded and how far we have come, it is simultaneously incredible and unsurprising to see where we are today. Recursion was then a Utah-based startup founded by two graduate students and a professor. Our first office was a conference room in the nearby University Research Park and our first laboratory was a converted storage room. Today, Recursion is a multinational, clinical-stage company leading the transition of BioTech into TechBio. We have over 500 employees, five clinical stage programs, one of the world’s largest biological and chemical datasets and two of the largest discovery collaborations in the industry with Roche/Genentech and Bayer.
And in 2023, the opportunity ahead feels so much greater than it did in 2013, that in some ways it still feels like we are just getting started. In fact, from an internal perspective, 2023 felt like one of the best years in our history. In 2023 we achieved a lot of important milestones, and a lot of things we’ve been working to build, in some cases for years, really seemed to start hitting their stride, including:
Pipeline
•Five phase 2 clinical-stage programs with multiple upcoming data readouts expected, including REC-994 in cerebral cavernous malformation (CCM) in Q3 2024, REC-2282 in neurofibromatosis type 2 (NF2) in Q4 2024, REC-4881 in familial adenomatous polyposis (FAP) in H1 2025, and REC-4881 in AXIN1 or APC mutant solid tumors in H1 2025
•Completed a Phase 1 study for REC-3964 in healthy volunteers for the potential treatment of Clostridioides difficile (C. difficile) infection with a favorable safety and tolerability profile
•Advanced our RBM39 program in homologous recombination proficient ovarian cancer and other solid tumors to IND-enabling studies
•In-licensed a program (Target Epsilon) that emerged from our fibrosis collaboration with Bayer that represents a novel approach to treating fibrotic diseases with compelling early data

FIVE PHASE 2 CLINICAL-STAGE PROGRAMS with multiple upcoming data readouts expected

Our Collaborators
Partnership
•Made significant progress against both the gastrointestinal-oncology and neuroscience portions of our collaboration with Roche and Genentech, including Roche exercising its Small Molecule Validated Hit Option to further advance our first partnership program in GI-oncology
•Updated our collaboration with Bayer to focus on challenging oncology indications with high unmet need, commensurate with higher per program milestone payments
•Entered into a collaboration with NVIDIA to accelerate the construction, optimization and deployment of foundation models for biology and chemistry as well as host Recursion-built computational and data tools on BioNeMo (NVIDIA’s drug discovery platform) – additionally, NVIDIA invested $50 million in Recursion via a private placement
•Entered into a collaboration with Tempus giving Recursion access to over 20 petabytes of proprietary de-identified, multimodal patient oncology data for the purpose of training causal AI models for the discovery of novel therapeutic hypotheses, biomarker strategies and patient cohort selection
•Entered into a partnership with Enamine to generate enriched screening libraries with insights from Recursion’s protein-ligand interaction predictions spanning across Enamine’s massive library of approximately 36 billion compounds
Recursion OS
•Built, scaled and industrialized multiple tools and technologies to heavily automate workflows across the drug discovery process, creating one of the most complete full-stack TechBio solutions
•Created LOWE (Large Language Model-Orchestrated Workflow Engine) connecting wet-lab and dry-lab components of the Recursion OS using a natural language interface to streamline complex drug discovery tasks
•Deployed large language models (LLMs) to map scientific literature in conjunction with our internally derived proprietary maps for the purpose of autonomously identifying novel opportunities in areas of unmet need
•Deployed Phenom-1, a vision transformer utilizing hundreds of millions of parameters trained on billions of biological images from our proprietary data, which we believe to be the world’s largest phenomics foundation model at this time
•Deployed new digital chemistry tools to predict the ligand-protein interactions for approximately 36 billion compounds in the Enamine REAL Space, reported to be the largest synthesizable chemical library
•Produced over 1 trillion human induced pluripotent stem cell (hiPSC)-derived neuronal cells since 2022, likely making Recursion one of the world’s largest producers of neuronal cells
•Began training causal AI models leveraging over 20 petabytes of multi-modal precision oncology patient data from Tempus to support the discovery of potential biomarker-enriched therapeutics at scale

Roche and Genentech Bayer NVIDIA Tempus Enamine

LOWE (LARGE LANGUAGE MODEL-ORCHESTRATED WORKFLOW ENGINE) is connecting wet-lab and dry-lab components of the Recursion OS using a natural language interface to streamline complex drug discovery tasks

>1 Trillion HUMAN INDUCED PLURIPOTENT STEM CELL (hiPSC)-derived neuronal cells produced since 2022

ACQUIRED CYCLICA AND VALENCE DISCOVERY TO BOLSTER digital chemistry and generative AI capabilities
Company Building
•Acquired Cyclica and Valence Discovery to bolster digital chemistry and generative AI capabilities
•Expanded our operations in Salt Lake City and Montréal and opened our Canadian headquarters in Toronto with a focus on growing our machine learning and digital chemistry teams
•Committed to quadrupling the capacity of our supercomputer, BioHive-1, to support our pipeline, partnerships and the construction of foundation models across the multiple modalities of biology, chemistry and patient-centric data – we believe that this expansion should make our supercomputer a top 50 supercomputer across any industry according to the TOP500 list
As one of the leading TechBio companies, Recursion has played a critical role in driving the pace and scale of adoption of new TechBio tools across the industry. And while I am very proud of how our team delivered in 2023, the most important shift for our business happened outside our walls this year. We finally found the ideas embedded in TechBio, and in particular the belief in the utility of AI in our industry, finding mainstream support among some of the larger and more traditional companies in the space.
While there is no doubt there will be massive short-term volatility in the space, there is an increasing consensus among leaders in BioPharma that ML and AI are going to play a very important role over the coming decade. While we have incredible work before us, it feels as if we are no longer sailing into the wind, but now the wind is starting to shift to our backs. And I believe that there is no team in the world better prepared to sail fast in this new environment and continue to put deep blue water between us and many of our competitors as we look out over the coming years.
Looking Out at 2024 and Beyond
You could almost taste the shift in sentiment around TechBio at the J.P. Morgan Healthcare Conference at the beginning of this year when compared to years prior. While some skepticism still prevails, it no longer carries the room in most places as a shift towards cautious optimism permeates the executive teams and boards of the most powerful companies in our space.
Following the announcement of our partnership with NVIDIA in 2023, we co-hosted an event with them at the JP Morgan conference. We brought together members of the executive teams and boards of many of the largest biopharma companies in the world, many of the CEOs of leading TechBio companies, executives of leading tech companies, and investors and analysts who either already invest in or cover this convergence or are tempted to do so.
That evening, attendees heard from life science luminaries like Scott Gottlieb, Aviv Regev and Amy Abernethy as well as Jensen Huang, the CEO of NVIDIA. They heard conviction from those leaders about how clearly the trend of ML and AI will impact our industry going forward. What I found most interesting was how fluent the tech leaders among the group were in speaking the language of biopharma. Far more fluent, I would argue, than the leaders of biopharma are in speaking ‘tech.’ And that presents a risk for biopharma and an opportunity for companies like Recursion that are positioned as leaders in TechBio.

But despite all the excitement around our space, we are part of an industry with a mission to alleviate suffering by bringing new, better medicines to patients. That is how we ultimately measure our impact. And as I look ahead to the next 18 months, Recursion will take meaningful steps toward that goal as we read out our first four phase 2 studies.
This is incredibly exciting as it represents the first opportunity for us to demonstrate utility for the patients we aim to serve. But it is also important to come into these initial readouts with a focus on how they can help us learn and tune our platform.
The trials that will read out this year are from the earliest iterations of our Recursion OS. They represent repurposing opportunities in rare genetic diseases we modeled using challenging tools like siRNA. New generations of our operating system using more and more powerful biology tools, chemistry tools and AI tools are leading us to identify and advance more exciting programs with some even already moving to the clinic.
The industry average success rate for Phase 2 readouts is approximately 20-30%. This suggests that if even one of our upcoming four readouts demonstrates a useful signal, we are on the right track to developing meaningful potential treatments for patients. And while we hope to do better than that, for the good of all the patients we seek to treat, we are in this for the long-run and we will use every piece of data, positive or negative, to learn and feedback into the Recursion OS so that we can maximize our long term impact.
It is important to understand that we are not a company who built a platform to deliver a handful of medicines; we are a company who is building a platform to deliver many medicines over time. And if our thesis holds, our system should improve over time with decreasing rates of late-stage failures. We believe we have built an operating system capable of discovering and developing many medicines, both within our own pipeline and via partnerships with others in the industry.
And beyond the excitement we all have for all we will learn from our first generation of programs reading out in the near term, we are also tremendously excited to be helping the rest of the industry adopt tools and technologies that can help them put the power of our operating system at their fingertips.
We announced LOWE (Large Language Model Orchestrated Workflow Engine) at JP Morgan via a live software demonstration at the conference. Together with the audience we started a mock oncology program, from leveraging Recursion’s proprietary data to identify a target of interest in oncology, to designing and ordering potential small molecule modulators of the target, to scheduling follow-up experiments on our platform to evaluate the molecules in a first cycle of SAR. You can view a version of this demonstration and our software tool LOWE here: https://www.youtube.com/watch?v=Hf1bb9rPQtE
While this was a fun and exciting way to engage with the audience at JPM, we are actively discussing making LOWE available to various potential partners for deployment within their own R&D engine. While we don’t know exactly what the future holds for LOWE, this represents an exciting new opportunity for Recursion to help accelerate the industry and the broader adoption of TechBio by integrating portions of our RecursionOS into the engine of other companies in the space.

"We are a company building a platform to deliver many medicines over time."

“From our perspective there are two key drivers that will determine the winners in this race: data and execution.”
The Differentiator Will Be Data and Execution
Extending our view out beyond the near term and over the next decade, it feels possible, and even probable, that there will be a small number of very powerful companies in TechBio who may supplant much of what we call BioTech today. Who will these companies be and how will they win?
While compute is supply-constrained right now, it has also never been anywhere near as abundant as it is today. Table-stakes in this race over the next few years will be access to dedicated compute and robust ML/AI and software engineering teams. That is why Recursion has continued investing in BioHive-1, our on-premise supercomputer. We announced in late 2023 an expansion of the computer with our partners at NVIDIA that is likely to make it the fastest supercomputer wholly owned and operated by any biopharma company on Earth, including all the big ones. We also have an incredible, talented and growing team of ML researchers and engineers working to leverage this compute to advance the OS. We’ve grown both organically on these teams and by acquisition when needed. But as I said, these are table stakes.
From our perspective there are two key drivers that will determine the winners in this race: data and execution.
There is a divergence of opinions on what sort of data to use. There are those who believe that much of the data needed to solve the biggest problems in drug discovery and development exist today, either publicly or in the hands of large pharmaceutical companies. There is some evidence to support this idea; for example, the incredible progress in protein folding has been driven by sophisticated compute applied to the Protein Data Bank (PDB), a publicly available dataset. But there are few other examples in our field of data as robustly and carefully annotated as in the PDB. In fact, it is well-understood that the majority of data in the published literature cannot be recapitulated by other laboratories.
Turning to large pharmaceutical companies, who obviously have large quantities of data from their longstanding operations in drug discovery and development, we find more headwinds. First, few if any of these large datasets were built for the purpose of machine-learning. And while that doesn’t mean machine learning and AI cannot be a useful tool, the unimodal nature of the data in these sources and the lack of inter-experiment controls, especially from preclinical and clinical sides, will make it challenging to extract enough value. Further, the success of large language models trained across the internet and the subsequent lawsuits we are beginning to see from content purveyors whose data was used to train these models (e.g., https://www.nytimes.com/2023/12/27/business/media/new-york-times-open-ai-microsoft-lawsuit.html) should be making it clear to large pharma companies that they must be cautious about sharing these data.
For all of the reasons above, at Recursion we have always believed that generating and aggregating large-scale, iterative many-modal data will be the fastest path to achieving our mission to decode biology. We have now done more than 200 million experiments across multiple -omics modalities. We have also signed our first data aggregation partnership with Tempus, where we now have access to the DNA and RNA-sequencing data of over 100K oncology patients on which we can train causal-AI models. And while each layer of our data is powerful, the true magic is found when we combine them together to train more general models of biology spanning massive cellular -omics data, animal omics data and human patient omics data. We believe this deeply enough that you can expect us to continue investing deeply in building data across new layers and partnering to aggregate the proprietary datasets we believe are key to our long-term ambition.

Finally, while it seems obvious to state that execution will be a differentiator in our space, the type of execution and the perspective from which decisions are made matters deeply here. The scale of the opportunity before us is so great that we are making decisions at Recursion which we believe are most likely to increase the probability of success that we are the first company to build a general utility AI model of biology. That is, to achieve our mission by decoding biology such that we can predict or simulate how any perturbation might affect not only a human cell, but a human patient. And while realization of that mission may take another decade or two, if a company were to achieve it well-ahead of other companies in the space or alongside a small set of other companies, there could be an opportunity to aggregate much of the multi-trillion dollar value of biopharma across one or a handful of companies, as opposed to the broad distribution of valuable companies we see in biopharma today (e.g. there are about a dozen public biopharma companies with market caps solidly above $100B as of writing this note). As such, we will make decisions that we believe increase the probability we will be one of a handful of big winners in this space versus decisions that increase the probability we achieve intermediate successes.
The next decade is going to be absolutely incredible for biopharma, where the pace of change will be much higher than at any point in our past. While there is much more work to do to best take advantage of the creative destruction that is ahead, I cannot imagine many other teams who are more ready to take this on and prepared to win.
Thank you,
Chris Gibson, Ph.D.
Co-Founder and Chief Executive Officer

Who We Are

CULTURE, VALUES AND MINDSET	FOUNDING PRINCIPLES

We are a mission-first company, and our culture at Recursion is designed with intention to fuel our mission. Essential to decoding biology in our context is a mindset deeply committed to achieving impact at unprecedented scale through pioneering new industrialized approaches. We call it the Recursion Mindset. We apply this mindset broadly across our company to eliminate toil and inefficiency, creating space for our creative energy to be pointed at Recursion’s hardest problems.
Recursion Mindset: A deep belief and commitment to industrialization through automation, systems-thinking, algorithms and data to deliver our mission.
The Recursion Mindset is made manifest through our Founding Principles and supported by our Culture and Values. Our Founding Principles are the guideposts to our approach to technical and scientific decision-making. Our Values are the core behaviors that define our Culture and are the simplest definition of how we will achieve our mission. Combined they are the shape of our culture and guide us to reimagine how medicines are made on the path to delivering our mission.
We aim to uncover better ways to discover medicines, leading us to a set of Founding Principles that guide our collective work. Drug discovery at Recursion is enabled by continuous collaboration between drug hunters and tool builders who live by these principles to develop broadly applicable platforms and products through the active prosecution of novel drug programs. Our six Founding Principles differentiate our approach from nearly every other biopharma company, enable us to lead TechBio, and form the foundation of a mindset we teach and enrich at Recursion.

OUR PEOPLE
EXPLORE THE UNCHARTED OVER TARGETING THE KNOWN.
CREATE VIRTUOUS CYCLES OF ATOMS AND BITS.
BUILD CONNECTED DATA OVER COLLECTING DATA POINTS.
INDUSTRIALIZE TO SCALE EXPONENTIALLY THROUGH STANDARDIZATION AND AUTOMATION.
OPTIMIZE FOR THE PORTFOLIO TO ACCELERATE PROGRAMS AT SCALE.
CHALLENGE ASSUMPTIONS AND CONVENTION TO UNCOVER FUNDAMENTAL TRUTHS.

Our people are mission-driven, humble, bright, generous of spirit and constructively dissatisfied with the status quo. They are intentionally diverse across multiple dimensions. Our people need to think fast, nimbly, in complex layers and systems, while embracing failure and demonstrating high change velocity. Together, these attributes allow us to build exceptionally high performing teams that collaborate with urgency to deliver the mission. Our culture is brought to life by our people, living and leading with a Recursion Mindset.

RECURSION VALUES

Notice of 2024 Annual Meeting of Stockholders To be held June 3, 2024

Date
We are pleased to notify you that the 2024 Annual Meeting of Stockholders of Recursion Pharmaceuticals, Inc. (the “Annual Meeting”), will be held online on June 3, 2024 at 8:00 a.m. Mountain Time in a virtual meeting at www.virtualshareholdermeeting.com/RXRX2024. You will be able to attend the meeting online, vote electronically and submit questions by registering at www.virtualshareholdermeeting.com/RXRX2024 15 minutes prior to the meeting start time of 8:00 a.m. Mountain Time.
Our Board has fixed the Stockholders of record date at the close of business on April 12, 2024. Stockholders as of the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You will not be able to attend the 2024 Annual Meeting in person.
We are pleased to comply with the Securities and Exchange Commission rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We plan to mail the Notice of Availability on or about April 23, 2024, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our Annual Report, please follow the instructions on the Notice Card provided herein or contact us at Investor@Recursion.com or using the information on our investor relation website at https://ir.recursion.com.
By order of the Board of Directors,
Chris Gibson, PhD.
Co-Founder, Chief Executive Officer and Director
Your vote is important. Whether or not you are able to virtually attend the Annual Meeting and vote your shares online during the meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card no later June 2, 2024. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

June 3, 2024
Time

8:00 A.M. MOUNTAIN TIME
Place

VIRTUAL MEETING, WHICH WILL BE CONDUCTED VIA LIVE WEBCAST at www.virtualshareholdermeeting.com/RXRX2024
The purpose of the Annual Meeting is the following:
TO ELECT
three Class III directors to our Board of Directors, to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earliest death, resignation or removal (Proposal 1);
TO HOLD AN ADVISORY VOTE
to approve the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice (Proposal 2); and
TO TRANSACT
any other business properly brought before the Annual Meeting or any continuation, adjournments, or postponements thereof.

2023 Proxy Statement | Recursion | i

Proxy Summary
PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

Proposal	Description	Board Recommendation	Page Reference

1	To elect three Class III Directors to our Board of Directors, to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; and	FOR	23

2	To approve, on an advisory basis, the compensation of our named executive officers.	FOR	31

HOW TO VOTE	Recursion is a leading clinical stage TechBio company decoding biology to industrialize drug discovery. Central to our mission is the Recursion Operating System (OS), a platform built across diverse technologies that enables us to map and navigate trillions of biological, chemical and patient-centric relationships across over 50 petabytes of proprietary data. We frame this integration of the physical and digital components as iterative loops, where scaled ‘wet-lab’ biology, chemistry and patient-centric experimental data are organized by ‘dry-lab’ computational tools in order to identify, validate and translate therapeutic insights. We believe Recursion’s unbiased, data-driven approach to understanding biology will bring more, new and better medicines at higher scale and lower cost to patients.

Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in London, Toronto, Montreal and the San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.
BY INTERNET
www.proxyvote.com. Use the Internet to transmit your voting instructions any time prior to 11:59 p.m., Eastern Time, on June 2, 2024. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

BY PHONE
If your a direct stockholder, use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions any time prior to 11:59 p.m., Eastern Time, on June 2, 2024. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.

BY MAIL
If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to
Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, NY 11717.

2024 Proxy Statement | Recursion | 1

TABLE OF CONTENTS |

KEY ACHIEVEMENTS IN 2023

Pipeline Delivery
•Five phase 2 clinical-stage programs with multiple upcoming data readouts expected, including REC-994 in cerebral cavernous malformation (CCM) in Q3 2024, REC-2282 in neurofibromatosis type 2 (NF2) in Q4 2024, REC-4881 in familial adenomatous polyposis (FAP) in H1 2025, and REC-4881 in AXIN1 or APC mutant solid tumors in H1 2025
•Completed a Phase 1 study for REC-3964 in healthy volunteers for the potential treatment of Clostridioides difficile (C. difficile) infection with a favorable safety and tolerability profile
•Advanced our RBM39 program in homologous recombination proficient ovarian cancer and other solid tumors to IND-enabling studies
•In-licensed a program (Target Epsilon) that emerged from our fibrosis collaboration with Bayer that represents a novel approach to treating fibrotic diseases with compelling early data

Partnership Delivery
•Made significant progress against both the gastrointestinal-oncology and neuroscience portions of our collaboration with Roche and Genentech, including Roche exercising its Small Molecule Validated Hit Option to further advance our first partnership program in GI-oncology
•Updated our collaboration with Bayer to focus on challenging oncology indications with high unmet need, commensurate with higher per program milestone payments
•Entered into a collaboration with NVIDIA to accelerate the construction, optimization and deployment of foundation models for biology and chemistry as well as host Recursion-built computational and data tools on BioNeMo (NVIDIA’s drug discovery platform) – additionally, NVIDIA invested $50 million in Recursion via a private placement
•Entered into a collaboration with Tempus giving Recursion access to over 20 petabytes of proprietary deidentified, multimodal patient oncology data for the purpose of training causal AI models for the discovery of novel therapeutic hypotheses, biomarker strategies and patient cohort selection
•Entered into a partnership with Enamine to generate enriched screening libraries with insights from Recursion’s protein-ligand interaction predictions spanning across Enamine’s massive library of approximately 36 billion compounds

2 | Recursion | 2024 Proxy Statement

| TABLE OF CONTENTS

Recursion OS Building
•Built, scaled and industrialized multiple tools and technologies to heavily automate workflows across the drug discovery process, creating one of the most complete full-stack TechBio solutions
•Created LOWE (Large Language Model-Orchestrated Workflow Engine) connecting wet-lab and dry-lab components of the Recursion OS using a natural language interface to streamline complex drug discovery tasks
•Deployed large language models (LLMs) to map scientific literature in conjunction with our internally derived proprietary maps for the purpose of autonomously identifying novel opportunities in areas of unmet need
•Deployed Phenom-1, a vision transformer utilizing hundreds of millions of parameters trained on billions of biological images from our proprietary data, which we believe to be the world’s largest phenomics foundation model at this time
•Deployed new digital chemistry tools to predict the ligand-protein interactions for approximately 36 billion compounds in the Enamine REAL Space, reported to be the largest synthesizable chemical library
•Produced over 1 trillion human induced pluripotent stem cell (hiPSC)-derived neuronal cells since 2022, likely making Recursion one of the world’s largest producers of neuronal cells
•Began training causal AI models leveraging over 20 petabytes of multimodal precision oncology patient data from Tempus to support the discovery of potential biomarker-enriched therapeutics at scale

Company Building
•Acquired Cyclica and Valence Discovery to bolster digital chemistry and generative AI capabilities
•Expanded our operations in Salt Lake City and Montréal and opened our Canadian headquarters in Toronto with a focus on growing our machine learning and digital chemistry teams
•Committed to quadrupling the capacity of our supercomputer, BioHive-1, to support our pipeline, partnerships and the construction of foundation models across the multiple modalities of biology, chemistry and patient-centric data – we believe that this expansion should make our supercomputer a top 50 supercomputer across any industry according to the TOP500 list

2024 Proxy Statement | Recursion | 3

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BUSINESS STRATEGY AND VALUE DRIVERS

While most small to medium-sized biopharma companies are focused on a narrow slice of biology or a single therapeutic area, the Recursion OS allows us to discover and translate at scale across biology. However, we are cognizant that building disease-area expertise, especially in clinical development, is essential. We have developed a multi-pronged, capital-efficient business model focused on key value-drivers that enable us to demonstrate our progress over time while continuing to invest in the development of the Recursion OS, which we believe is the engine of value creation in the long-term. While our mapping and navigating tools have the plasticity to be applied across therapeutic areas and modalities, our business model is tailored to maximize value and advance programs cost-effectively based on the nature of market and regulatory dynamics associated with our three value drivers (internal pipeline, transformational partnerships, and fit-for-purpose proprietary biological, chemical, and patient-centric data).

Value-Driver 1
Internally Developed Programs in Capital-Efficient Therapeutic Areas
We believe that the primary currency of any biotechnology company today is clinical-stage assets. These programs can be valued using a variety of models by stakeholders in the biopharma ecosystem and most importantly, present the potential to meet critical patient needs. For Recursion, these assets have a variety of additional benefits, including: (i) validation of key elements of the Recursion OS, (ii) growing our expertise in clinical development and (iii) building in-house processes to facilitate smooth interaction with regulatory agencies and advance medicines towards the market. If the Recursion OS evolves as designed, then it will continuously improve with more iterations such that future programs could be more novel and potentially more valuable than today’s programs. Operating as a vertically integrated TechBio company that leverages technology at every step from target discovery through clinical development (and even marketing and distribution) may be the long-term business model with the most upside for our stakeholders, including both investors and patients. We may be opportunistic about selling or licensing assets after they achieve key value-inflection milestones so that we can re-invest in our long-term strategy.

Value-Driver 2
Partnered Programs in Resource-Intensive Therapeutic Areas
We believe that in its current form, our Recursion OS is already capable of delivering many more therapeutic insights than we would be able to shepherd alone today. As such, we have chosen to partner with experienced, top-tier biopharma companies like Bayer, Roche, and Genentech to explore intractable and resource-intensive areas of biology. The key advantages of these partnerships are that: (i) we are able to deploy the Recursion OS to turn latent value into tangible value in areas of biology where it would be challenging for us to do so alone; (ii) the clinical development paths for these large therapeutic areas are often resource-intensive and highly complex; and (iii) we are able to learn from our colleagues at these top-tier companies such that it could give us a competitive advantage in the industry over the longer term. This strategy also embeds us in the discovery process of large pharmaceutical companies and gives rise to an alternative long-term business model whereby we become a valued partner of many such companies. Based on how value is ascribed across our industry today, this model alone is not yet feasible to maximize our business impact. However, we feel that due to shifts within the biopharma industry there is some potential for this portion of our business model to accrete notable value over the long-term.

Value-Driver 3
Proprietary, Fit-for-Purpose Training Data
As has been demonstrated in many other industries, a value driver and competitive advantage can be generated from the creation of a proprietary dataset. At Recursion, we have generated what we believe to be one of the largest fit-for-purpose, relatable biological, chemical, and patient-centric datasets on Earth. Spanning multiple omics technologies and more than 200 million unique experiments, the over 50 petabytes of data that Recursion generates, aggregates, and integrates has the fundamental purpose of being used to train machine learning models. Through intensive internal work, Recursion uses this data and our own models, algorithms, and software to advance our own internal pipeline of medicines (Value Driver 1) as well as in partnership with our collaborators to advance additional discovery programs (Value Driver 2). As our field increasingly recognizes the potential for a technology-driven revolution in drug discovery, our data has increasing potential to drive value directly. We increasingly see the potential to license select models and subsets of our data to a growing universe of collaborators for which internal efforts would be minimal, but value could be significant.

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DIVERSITY, EQUITY, INCLUSION AND BELONGING

At Recursion, we believe in the moral and business case for diversity. The research-based evidence is unequivocal that diverse perspectives support better complex decision-making, foster greater innovation and yield greater company success.

As a Utah-based company we aspire to be a diversity, equity, inclusion and belonging (DEIB) role model and leader locally and beyond. Given the historic biases broadly seen in healthcare overall, we deeply believe it is a critical lever to deliver on our mission and serve humanity. It is also important to us to build bridges in a country that is increasingly divided. We have a framework to guide us to take caring, inclusive stands—when needed—that are aligned with our business, values and corporate social responsibility focus areas. We have no tolerance for hate.

We intentionally work to build an inclusive and equitable culture to unlock the power of our diversity. In 2023, we were proud to be honored and awarded by Equality Utah as a Business Equality Leader which demonstrates our commitment to DEIB for a second year running. We held an action-oriented training workshop that was made available to the entire organization where we focused on LGBTQIA+ allyship and ways to use inclusive language.

GENDER REPRESENTATION*

Executive Team	Leadership	Technical Staff	All Employees

RACIAL/ETHNIC DATA**	FUNCTIONAL BREAKDOWN

* Percentages may not add up to 100 given employees who choose to not disclose their gender identity are excluded. Employee data as of December 31, 2023; executive team data as of April 12, 2024.
** All data collected voluntarily.

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OUR BOARD OF DIRECTORS

NOMINEE
R. Martin Chavez, Ph.D, Chair of the Board
Independent

Partner and Vice Chairman, Sixth Street Partners

Age: **60**
Director since: **April 2020**

Committees: AC (Chair), AC

Zachary Bogue, J.D.
Independent

Co-Managing Partner of DCVC

Age: **48**
Director since: **August 2018**

Committees: CC, CSR

NOMINEE
Blake Borgeson, Ph.D.
Independent

Co-Founder and former Chief Technology Officer of Recursion Pharmaceuticals, Inc.

Age: **42**
Director since: **November 2013**

Committees: CSR, NG

Zavain Dar
Independent

Founder and Managing Partner of Dimension Capital

Age: **35**
Director since: **September 2016**

Committees: NG (Chair), AC, CSR, PC

Terry-Ann Burrell, M.B.A
Independent

Chief Financial Officer and Treasurer of Beam Therapeutics

Age: **47**
Director since: **April 2020**

Committees: AC (Chair), CSR, PC, ST

NOMINEE
Dean Li
Independent

Executive Vice President and President of Merck Research Laboratories

Age: **62**
Director since: **November 2013**

Committees: CC, NG

Christopher Gibson, Ph.D

Co-Founder and CEO

Age: **41**
Director since: **November 2013**

Committees: CSR (Chair), PC, ST

Robert Hershberg, M.D., Ph.D.
Independent

Age: **60**
Director since: **March 2020**

Committees: CC (Chair), ST

Najat Khan, Ph.D.

Chief R&D Officer and Chief Commercial Officer

Age: **40**
Director since: **April 2024**

- (multicolor) Chair
- AC Audit Committee
- CC Compensation Committee
- PC Pricing Committee
- CSR Corporate Social Responsibility Committee
- NG Nominating and Corporate Governance Committee
- ST Strategic Transactions and Finance Committee

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BOARD METRICS

9 BOARD SIZE			2/9 FEMALE DIRECTORS	1/9 LGBTQIA+ IDENTIFYING DIRECTORS	5/9 DIRECTORS WHO ARE ETHNIC OR RACIAL MINORITIES

7/9 INDEPENDENT DIRECTORS	48 AVERAGE AGE	6 Years AVERAGE TENURE	To learn more about our Board, please refer to the Board of Directors section of the Investor Relations section of our website.

BOARD DIVERSITY MATRIX

TOTAL NUMBER OF DIRECTORS: 9	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part 1: Gender Identity
Directors	2	7	—	—
Part 2: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Some Portion of Demographic Background	—

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Proxy Statement for 2024
Annual Meeting of Stockholders
To Be Held On June 3, 2024
The Board of Directors of Recursion Pharmaceuticals, Inc. (the “Board of Directors,” “Board,” or “our Board”) is soliciting proxies from stockholders for its use at the Annual Meeting, and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 3, 2024, at 8:00 A.M., Mountain Time, in a virtual meeting format at www.virtualshareholdermeeting.com/RXRX2024. In this proxy statement, “we,” “our,” “us,” the “Company,” and “Recursion” refer to Recursion Pharmaceuticals, Inc. This proxy statement relates to the solicitation of proxies by our Board for use at the Annual Meeting. On or about April 23, 2024, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which include our audited financial statements, are available for viewing, printing and downloading at www.ProxyVote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” tab of the “Investor Center” section of our website at www.recursion.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Recursion Pharmaceuticals, Inc., 41 Rio Grande Street, Salt Lake City, UT 84101, Attention: Secretary.

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Important Information about
the Annual Meeting and Voting
PURPOSES OF THE MEETING
The purposes of the Annual Meeting are:

1 To elect Class III Directors: Blake Borgeson, R. Martin Chavez, and Dean Y. Li;	2 To approve, on an advisory basis, the compensation of our Named Executive Officers; and	3 To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.

WHO IS SOLICITING MY VOTE
Our Board of Directors is soliciting your vote for the Annual Meeting.
STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING
Our Board has established the close of business on April 12, 2024, as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments) if our records show that you owned any shares of our Class A common stock or Class B common stock at that time. As of the record date, 230,107,332 shares of our Class A common stock and 7,414,871 shares Class B common stock were issued and outstanding. Each issued and outstanding share of Class A common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. Each issued and outstanding share of Class B common stock as of the record date is entitled to 10 votes on each matter properly to come before the Annual Meeting and can be voted on only if the record of owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, 41 Rio Grande Street, Salt Lake City, UT 84101, during ordinary business hours, for a period of 10 days prior to the Annual Meeting. Such list will also be available for examination by our stockholders during the Annual Meeting by logging into www.virtualshareholdermeeting.com/RXRX2024 and entering your 16-digit control number.
VOTING SHARES THAT YOU HOLD IN YOUR NAME
If you are a stockholder of record and your shares are registered directly in your name, you may vote:

VOTE BY INTERNET
www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 2, 2024. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

VOTE BY MAIL
If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE
Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 2, 2024. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING See “Attending the Annual Meeting,” below.

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VIRTUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe a virtual meeting is in the best interest of our stockholders as it provides more stockholders the ability to attend and participate in the Annual Meeting.
You are entitled to attend and participate in the virtual Annual Meeting only if you were a Recursion stockholder as of the close of business on April 12, 2024, or if you hold a valid proxy for the Annual Meeting.
To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/RXRX2024. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.
Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.
VIRTUAL MEETING PHILOSOPHY
The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance will allow the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website;
•answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and
•offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled "Communications with the Board of Directors" below.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/RXRX2024. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of Class A common stock or Class B common stock ownership, are posted at www.virtualshareholdermeeting.com/RXRX2024.
•Questions regarding how to attend and participate via the Internet will be answered by calling the U.S. and International phone numbers listed on www.virtualshareholdermeeting.com/RXRX2024 on the day before the Annual Meeting and the day of the Annual Meeting.
•Please have your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•The meeting webcast will begin promptly at 8:00 a.m., Mountain Time.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Mountain Time, and you should allow ample time for the check-in procedures.

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TECHNICAL ASSISTANCE FOR THE VIRTUAL MEETING
We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 844-986-0822 (US) or 303-562-9302 (International).
VOTING SHARES THAT YOU HOLD IN BROKERAGE OR SIMILAR ACCOUNTS
Many stockholders hold their shares through a broker, bank, or other nominees rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank, or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks, or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank, or other nominees will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect election of each nominee for Director (Proposal 1) and the advisory vote on the compensation of our Named Executive Officers (Proposal 2), will be non-routine matters. Accordingly, if you hold your shares through a broker, bank, or other nominees and you do not timely provide your broker, bank, or other nominees with specific instructions on how to vote your shares, your broker, bank, or other nominees will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) or Proposal 2 (advisory vote on executive compensation). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 and Proposal 2 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal.
OUR BOARD’S VOTING RECOMMENDATIONS
Our Board recommends that you vote:
•“FOR” the election of Blake Borgeson, R. Martin Chavez, and Dean Y. Li as Class III Directors (Proposal 1); and
•“FOR”the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers (“NEOs”), as disclosed in this Proxy Statement (Proposal 2).
REQUIRED VOTES TO APPROVE EACH PROPOSAL
As a stockholder holding Class A common stock, you are entitled to cast one vote per share for each of the three (3) nominees for election as Director at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing three times the number of your shares entitled to vote for a single nominee). As a stockholder holding Class B common stock, you are entitled to cast ten votes per share for each of the three (3) nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing thirty times the number of your shares entitled to vote in favor of a single nominee). A majority of the votes properly cast for the election of a Director will affect such an election. “Abstentions” and “broker non-votes” will not be counted as votes cast for or against the proposal and will have no effect on the election of directors.
The affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively at the Annual Meeting will approve: (i) the proposal to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement; and (ii) all other matters that arise at the Annual Meeting. “Abstentions” and “broker non-votes” will not be counted as votes cast for or against these proposals and will have no effect on the outcome of these proposals.
QUORUM
The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote, present in person (including virtually via the internet) or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
VOTING ON POSSIBLE OTHER MATTERS
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come

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before the Annual Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank, or other nominees as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
REVOCATION OF PROXIES OR VOTING INSTRUCTIONS
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the Annual Meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Secretary before the proxy is exercised or the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
SOLICITATION OF PROXIES
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

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Board of Directors and Corporate Governance
THE BOARD OF DIRECTORS
Our Board of Directors currently consists of eight (8) members. In accordance with the terms of our certificate of incorporation and bylaws, our of eight member Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I Directors are Zachary Bogue, Zavain Dar, and Robert Hershberg, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are Terry-Ann Burrell, Christopher Gibson, and Najat Khan, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are Blake Borgeson, R. Martin Chavez, and Dean Li, and their terms will expire at the Annual Meeting.
DIRECTOR NOMINATION PROCESS
In considering whether to recommend any particular candidate for nomination to our Board of Directors, our Board of Directors selects candidates based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate, and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Furthermore, as provided for under the heading “Board Independence and Diversity” in our ESG Report, available on our investor relations website (https://ir.recursion.com), the Nominating and Corporate Governance Committee considers diversity in expertise, gender, race and ethnicity as part of its broader evaluation process along with a review of professional ethics and integrity, business acumen, proven achievement and competence in one’s field when evaluating individuals to participate as Board members.
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company. All information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and to serve as a director if elected. Furthermore, a description of all direct and indirect compensation, reimbursement, indemnification and other material arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in our bylaws), on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of our Company at the time of making such nomination and meet such other requirements as are set forth in our bylaws. Such nomination information should be submitted to: Recursion Pharmaceuticals, Inc., 41 Rio Grande St. Salt Lake City, UT, 84101, Attention: Secretary.

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DIRECTOR INDEPENDENCE
Our Class A common stock is listed on the Nasdaq Global Select Market or Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Corporate Governance and Nominating Committees to be independent. Audit Committee members and Compensation Committee members must also satisfy the criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of directors or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the Board of Directors must affirmatively determine that each member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member, including: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board of Directors has determined that R. Martin Chavez, Blake Borgeson, Zachary Bogue, Terry-Ann Burrell, Zavain Dar, Robert Hershberg, and Dean Li, representing seven (7) of our nine (9) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
BOARD LEADERSHIP STRUCTURE
The Board of Directors is currently chaired by R. Martin Chavez. As a general policy, the Board of Directors believes that separation of the positions of Chair of the Board of Directors and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Gibson serves as our Chief Executive Officer while Dr. Chavez serves as the Chair of the Board of Directors, but is not an officer. We currently expect and intend the positions of Chair of the Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.
BOARD COMMITTEES
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Corporate Social Responsibility Committee, a Strategic Transactions and Finance Committee, and a Pricing Committee, each of which has the composition and the responsibilities described below.

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AUDIT COMMITTEE

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems. Our Audit Committee also:
•selects, retains, compensates, evaluates, oversees, and where appropriate, terminates the independent registered public accounting firm to audit our financial statements;
•helps to ensure the independence and performance of the independent registered public accounting firm;
•approves audit and non-audit services and fees;
•reviews financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•reviews reports and communications from the independent registered public accounting firm;
•reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•oversees our internal audit function;
•reviews our policies on risk assessment and risk management;
•reviews cybersecurity and other information technology risks, controls and procedures;
•reviews and monitors conflicts of interest situations, and approves or prohibits any involvement in matters that may involve a conflict of interest;
•reviews the overall adequacy and effectiveness of our legal, regulatory, and ethical compliance programs and reports regarding compliance with applicable laws, regulations, and internal compliance programs;
•reviews related party transactions; and
•establishes and overseas procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Members Terry-Ann Burrell (Chair) R. Martin Chavez Zavain Dar

Number of Meetings 4

Independence
The Board of Directors determined that each of Terry-Ann Burrell, R. Martin Chavez, and Zavain Dar satisfy the independence standards for audit committee members established by applicable SEC rules and the listing standards of Nasdaq.

Financial Expert
Terry-Ann Burrell is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq.

Our Audit Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2023, our Audit Committee met four (4) times.

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COMPENSATION COMMITTEE

Our Compensation Committee oversees our compensation policies, plans and benefits programs. The Compensation Committee also:
•oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•reviews and recommend for approval to the Board of Directors compensation for our executive officers and directors;
•prepares the Compensation Committee report that the SEC requires to be included in our annual proxy statement; and
•administers our equity compensation plans.

Members Robert Hershberg (Chair) Zachary Bogue Dean Li

Number of Meetings 3

Independence
The Board of Directors determined that each of Robert Hershberg, Zachary Bogue and Dean Li satisfy the independence standards for Compensation Committee members established by applicable SEC rules and the listing standards of Nasdaq and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our Compensation Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2023, our Compensation Committee met three (3) times.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee oversees and assists the Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the Nominating and Corporate Governance Committee has and will:
•identify, evaluate and make recommendations to the Board of Directors regarding nominees for election to the Board of Directors and its committees;
•consider and make recommendations to the Board of Directors regarding the composition of the Board of Directors and its committees;
•review developments in corporate governance practices;
•evaluate the adequacy of our corporate governance practices and reporting; and
•evaluate the performance of the Board of Directors and of individual directors.

Members Zavain Dar (Chair) Blake Borgeson Dean Li

Number of Meetings 1

Independence
The Board of Directors determined that each of Zavain Dar, Blake Borgeson, and Dean Li satisfy the independence standards for Nominating and Corporate Governance Committee members established by applicable SEC rules and the listing standards of Nasdaq.

Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2023, our Nominating and Corporate Governance Committee met one (1) time.

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CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Our Corporate Social Responsibility Committee oversees and assists the Board of Directors in its oversight of our corporate social responsibility, or CSR, strategy and implementation. Specifically, the Corporate Social Responsibility Committee:
•creates accountability for our CSR performance by reviewing target success metrics for each CSR area of focus and ongoing progress towards them;
•reviews any related public-facing CSR reporting to ensure alignment on level of external CSR transparency and any associated risks; and
•explores and recommends to the Board of Directors alternate entity structures if we were to consider reorganizing into a public benefit, social purpose or similar alternative entity structure in the future.

Members Christopher Gibson (Chair) Zachary Bogue Blake Borgeson Terry-Ann Burrell Zavain Dar

Our Corporate Social Responsibility Committee operates under a written charter. The Corporate Social Responsibility Committee did not meet during the fiscal year ended December 31, 2023.
STRATEGIC TRANSACTIONS AND FINANCE COMMITTEE

Our Strategic Transactions and Finance Committee oversees and assists the Board of Directors in reviewing, considering, negotiating and approving certain strategic and financing transactions (a “Potential Transaction”) involving the Company. Specifically, the Strategic Transactions and Finance Committee Committee:
•reviews, considers, deliberates on, evaluates, monitors and exercises general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to any proposals for a Potential Transaction;
•formulates and structures any Potential Transaction or any directly or indirectly related proposals, agreements or transactions involving the Company; and
•approves any Potential Transaction and all matters relating to any Potential Transaction, subject to the authority delegated to it in its Charter.

Members Christopher Gibson (Chair) Terry-Ann Burrell Robert Hershberg

Our Strategic Transactions and Finance Committee operates under a written charter. The Strategic Transactions and Finance Committee did not meet during the fiscal year ended December 31, 2023.
In 2023, the Board of Directors also formed a Pricing Committee and delegated to it all power and authority that may be exercised by the Board in reviewing, evaluating, negotiating the terms and conditions of the At-the-Market (“ATM”) Offering, entered into in August 2023, and the authority to determine the terms and conditions of the ATM Offering. Chris Gibson, Terry-Ann Burrell and Zavain Dar are members of the Pricing Committee.
BOARD AND COMMITTEE MEETINGS ATTENDANCE
The full Board of Directors met four (4) times during 2023. During 2023, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Five of our eight members of the Board of Directors attended the 2023 Annual Meeting of Stockholders.

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BOARD’S ROLE IN RISK OVERSIGHT
The Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. The Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While the full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to the Board of Directors on certain risks. Our Audit Committee monitors our major financial, reporting, and cybersecurity risks and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and directly supervises our internal audit function.
Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking and also plans for leadership succession. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of the Board of Directors, monitors the effectiveness of our corporate governance guidelines, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, the full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity risks. The Board of Directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge.
At periodic meetings of the Board of Directors and its committees, management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

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ESG OVERSIGHT
We believe in integrating our ESG strategy with our corporate strategy to benefit the long-term sustainability of Recursion. This starts with our Board of Directors, which is responsible for guidance and oversight of ESG within the organization.

Nominating & Corporate Governance Committee

Responsible for elements of Recursion's Governance (G) strategy, setting the company's corporate governance framework and guidelines; evaluating Board, Committee, and Director performance; and the search for and nomination of new directors.

Corporate Social Responsibility Committee

Oversees Recursion's Environmental and Social (ES) strategy and implementation, including diversity, equity, and inclusion in technology and biotechnology; growth of the life sciences and technology ecosystems; sustainable environmental practice; the company's responsible use of artificial intelligence; and caring for the communities in which we work.

Audit Committee

Has oversight not only of Recursion's fiscal reporting, but also of our enterprise risk management function, including information security, and our internal audit function. It is also designated as the body to which whistleblower complaints and other key disclosures that safeguard Recursion's mission and employees are directed.

Compensation Committee

Oversees Recursion's compensation practices, which are designed to drive performance and achieve equity for equal contributions regardless of gender, race, sexual orientation, or religion.

Strategic Transactions and Finance Committee

Has the authority, as delegated by the Board, to review, structure, negotiate, approve, and recommend to the Board for approval of specified strategic and financing transactions involving the company.

ESG Committee
Our ESG Committee is an executive-sponsored working group charged with implementation and oversight of execution of our ESG strategy. The committee has cross-functional representation from our Operations, Investor Relations and Engineering divisions and meets monthly.
POLICY ON TRADING, PLEDGING AND HEDGING OF COMPANY STOCK
The Board of Directors adopted an Insider Trading Policy in order to take an active role in the prevention of insider trading violations by our executive officers, non-employee directors, employees and other related individuals. In addition to forbidding the trading of our securities on material nonpublic information, the Insider Trading Policy contains certain provisions on hedging and pledging of our securities, as well as engaging in any other derivative securities transaction, using our securities as collateral for loans, and holding our securities in margin accounts. We believe the Insider Trading Policy is aligned with current market governance best practices and will continue to monitor industry trends on an ongoing basis.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.recursion.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference into this filing.

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COMMUNICATION WITH OUR BOARD OF DIRECTORS
Any stockholders or other interested parties desiring to communicate with the Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Recursion Pharmaceuticals, Inc., 41 Rio Grande Street, Salt Lake City, UT 84101 Attn: Secretary. All such letters will be promptly forwarded to the appropriate members of the Board or individual directors, as applicable, by our Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION
None of the members of our Board of Directors who serve on our Compensation Committee has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Director Compensation
As further sets forth in the “Directors Compensation Table” below, the following is information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2023, other than Christopher Gibson, our Chief Executive Officer, and Najat Khan, our Chief R&D and Commercial Officer, who are also members of our Board of Directors, but do not receive any additional compensation for their service as directors. The compensation of Dr. Gibson as a Named Executive Officer is set forth above under “Executive Compensation-Summary Compensation Table.” Dr. Khan was elected as a Director and appointed as an Executive Officer in April 2024 and did not earn compensation in 2023 required to be disclosed pursuant to Item 402 of Regulation S-K.
We have adopted, and our stockholders have approved, an Outside Director Compensation Policy that became effective upon the effective date of our initial public offering in April 2021. Our Outside Director Compensation Policy provides that all non-employee directors will be entitled to receive the following cash compensation for their services following the effective date of the Outside Director Compensation Policy:
•$35,000 retainer per year for each non-employee director;
•$30,000 retainer per year for the Chair of the Board;
•$20,000 retainer per year for the Chair of the Audit Committee or $10,000 retainer per year for each other member of the Audit Committee;
•$15,000 retainer per year for the Chair of the Compensation Committee or $7,500 retainer per year for each other member of the Compensation Committee; and
•$10,000 retainer per year for the chair of the Nominating and Corporate Governance Committee or $5,000 retainer per year for each other member of the Nominating and Corporate Governance Committee.
Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and will not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. Non-employee directors may elect to receive 100% of their annual cash fees in the form of awards of our Class A common stock.
Each non-employee director may elect to convert any cash compensation that s/he would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of restricted stock units covering our Class A common stock (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) (each, a “Retainer Award”). If the non-employee director makes this election in accordance with the Outside Director Compensation Policy, the Retainer Award will be granted on the first business day following the date that the corresponding cash compensation otherwise would be paid under the policy, will be fully vested on the grant date and will cover a number of shares of our Class A common stock equal to (A) the aggregate amount of cash compensation otherwise payable to the non-employee director on that date divided by (B) the closing price per share as of the day the grant is made.
In addition to the compensation structure described above, our Outside Director Compensation Policy provides the following equity incentive compensation program for non-employee directors.

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Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes an non-employee director, the following initial awards: (i) an option to purchase a number of shares of our Class A common stock, with such option having a grant date fair value (determined in accordance with GAAP) (a “grant value”) equal to $250,000, rounded to the nearest whole share, and (ii) an award of a number of RSUs having a grant value equal to $250,000, rounded to the nearest RSU. Each initial award will vest as to one-third of the underlying shares on the first three anniversaries of the date the individual became a non-employee director, subject to continued service through each relevant vesting date. If the person was a member of the Board of Directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an initial award.
On the date of each annual meeting, each non-employee director who is continuing as a director on the date following our annual meeting automatically will be granted the following annual awards: (i) an option to purchase a number of shares of our Class A common stock, with such option having a grant value of $112,500, rounded to the nearest whole share; and (ii) an award of a number of RSUs having a grant value of $112,500, rounded to the nearest whole RSU. If a non-employee director’s initial awards were granted more than 3 months before an annual meeting but within 6 months of that annual meeting, the grant value of each annual award granted to the non-employee director on the date of that annual meeting will be reduced by 50%. If a non-employee director’s initial awards were granted within 3 months before an annual meeting, the non-employee director will not receive any annual awards on the date of that annual meeting. Each annual award will vest on the earlier of the first anniversary of the award’s grant date or the day before the annual stockholder meeting following the date the annual award was granted, in each case subject to continued service through each relevant vesting date.
Each initial award or annual award that is an option will have a term of 10 years and will have an exercise price per share equal to the fair market value of a share of our Class A common stock on the date of grant.
In the event of a change in control of our company, all equity awards granted to a non-employee director (including those granted pursuant to our Outside Director Compensation Policy) will fully vest and become immediately exercisable (if applicable) and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and us.
In any fiscal year of ours, no non-employee director may be paid, issued or granted cash compensation and equity awards following the effective date of our director compensation policy with a total value of greater than $850,000 for a non-employee director’s first year of service or $600,000 in any subsequent year, with the value of an equity award based on its grant date fair value for purposes of this limit, or the annual director limit. Any cash compensation paid or equity awards granted to a non-employee director while he or she was an employee or consultant (other than a non-employee director) will not count toward the annual director limit.
Our Outside Director Compensation Policy also provides for the reimbursement of our non-employee directors for reasonable, customary and documented travel expenses to attend meetings of our Board of Directors and committees of our Board of Directors.
Compensation for our non-employee directors is not limited to the equity awards and payments set forth in our Outside Director Compensation Policy. Our non-employee directors will remain eligible to receive equity awards and cash or other compensation outside of the Outside Director Compensation Policy, as may be provided from time to time at the discretion of our Board of Directors.

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Zachary Bogue, J.D.(4)	21,252	—	—	21,252
Blake Borgeson, Ph.D.(5)	40,000	112,499	140,245	292,744
Terry-Ann Burrell, M.B.A.(6)	55,000	112,499	140,245	307,744
R. Martin Chavez, Ph.D.(7)	75,005	112,499	140,245	327,750
Zavain Dar(8)	54,997	112,499	140,245	307,742
Robert Hershberg, L.D., Ph.D.(9)	50,000	112,499	140,245	302,744
Dean Li, M.D., Ph.D.(10)	47,505	112,499	140,245	300,249
1.Amounts represent cash compensation for services rendered during 2023 to each board member. All but Ms. Burrell and Drs. Borgeson and Hershberg chose to take these fees in the form of fully-vested stock awards with a grant value equal to the amounts listed in this column.
2.Amounts shown reflect the grant date fair value of awards of restricted stock units granted during 2023 other than the fully-vested stock grants made as payout of the cash compensation described in footnote (1) to this table.
3.Amounts shown reflect the grant date fair value of stock option awards granted during 2023. The grant date fair value was computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the director upon exercise of the stock options or any sale of any of the underlying shares. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.
4.Mr. Bogue waived his right to receive his third- and fourth-quarter retainer fees and annual stock awards under our Outside Director Compensation Policy at our 2023 Annual Meeting of Stockholders.
5.As of December 31, 2023, Dr. Borgeson held (i) options to purchase a total of 74,014 shares of our Class A common stock and (ii) restricted stock units covering a total of 12,612 shares of our Class A common stock.
6.As of December 31, 2023, Ms. Burrell held (i) options to purchase a total of 478,702 shares of our Class A common stock and (ii) restricted stock units covering a total of 12,612 shares of our Class A common stock.
7.As of December 31, 2023, Dr. Chavez held (i) options to purchase a total of 599,014 shares of our Class A common stock and (ii) restricted stock units covering a total of 12,612 shares of our Class A common stock.
8.As of December 31, 2023, Mr. Dar held (i) options to purchase a total of 61,514 shares of our Class A common stock and (ii) restricted stock units covering a total of 12,612 shares of our Class A common stock.
9.As of December 31, 2023, Dr. Hershberg held (i) options to purchase a total of 599,014 shares of our Class A common stock and (ii) restricted stock units covering a total of 12,612 shares of our Class A common stock.
10.As of December 31, 2023, Dr. Li held (i) options to purchase a total of 89,292 shares of our Class A common stock and (ii) restricted stock units covering a total of 17,242 shares of our Class A common stock.

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Proposal 1
Election of Directors
The Board of Directors currently consists of eight members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of Directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The members of the classes are divided as follows:

CLASS I DIRECTORS Zachary Bogue, Zavain Dar, and Robert Hershberg, and their terms will expire at the annual meeting of stockholders to be held in 2025;	CLASS II DIRECTORS Terry-Ann Burrell, Christopher Gibson, and Najat Khan, and their terms will expire at the annual meeting of stockholders to be held in 2026; and	CLASS III DIRECTORS Blake Borgeson, R. Martin Chavez, and Dean Li, and their terms will expire at the Annual Meeting.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board of Directors may be filled only with persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The Board of Directors is divided into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.
Each of Blake Borgeson, R. Martin Chavez, and Dean Li is currently a member of the Board of Directors and, at the recommendation of our Nominating and Corporate Governance Committee, has been nominated for re-election to serve as a Class III director. Each of these nominees has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2027 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted if authority to do so is not withheld for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors.

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NOMINEES FOR ELECTION AS CLASS III DIRECTORS
The following table and narrative information identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 12, 2024.

Name	Committee Membership	Director Since	Age
Blake Borgeson, Ph.D.	Nominating and Corporate Governance; Corporate Social Responsibility	2013	42
R. Martin Chavez, Ph.D.	Audit	2020	60
Dean Y. Li, M.D., Ph.D.	Compensation; Nominating and Corporate Governance	2013	62

Blake Borgeson, Ph.D.

COMMITTEE MEMBERSHIP Nominating and Corporate Governance Corporate Social Responsibility DIRECTOR SINCE 2013 AGE 42
Blake Borgeson, Ph.D., a co-founder of the Company, has served as a member of our Board since the company’s founding in November 2013, and served as our Chief Technical Officer from November 2013 to July 2018. Dr. Borgeson earned a B.S. in electrical engineering from Rice University. From 2003 to 2004, Dr. Borgeson worked as a software research intern at M.E. Mueller Institute at Bern, Switzerland, researching and building real-time navigation software for surgical procedures. From 2005 to 2016, he co-founded an e-commerce company, BuildASign.com. In August 2016, Dr. Borgeson was awarded a Ph.D. in biology for his bioinformatics work at UT Austin. Dr. Borgeson has served on the board of the Machine Intelligence Research Institute in Berkeley since September 2018, which focuses on doing foundational mathematical research to ensure smarter-than-human artificial intelligence has a positive impact. Our Board believes Dr. Borgeson is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

R. Martin Chavez, Ph.D.

COMMITTEE MEMBERSHIP Audit DIRECTOR SINCE 2020 AGE 60
R. Martin Chavez, Ph.D., Chair of our Board, has served as a member of our Board since April 2020. He is a partner and vice chairman of Sixth Street Partners, a global asset manager, a position he has held since January 2021. From January 2005 to January 2020, he held a variety of senior roles at Goldman Sachs, including Chief Information Officer, Chief Financial Officer, and global co-head of the firm’s Securities Division, and was a member of Goldman’s management committee. Previously, Dr. Chavez was Chief Executive Officer and co-founder of Kiodex, acquired by Sungard in 2004, and Chief Technology Officer and co-founder of Quorum Software Systems. Dr. Chavez has served as a board member for Alphabet Inc. since July 2022. He previously was a member of the Board of Directors of Banco Santander, S.A. from October 2020 to July 2022. In 2020 and 2021, he served as a board member for Paige, an AI-driven biomedical technology startup, and Sema4, a precision-genomics testing company. Dr. Chavez serves on the Board of Directors of the Broad Institute of MIT and Harvard since 2022, and the Stanford Medicine Board of Fellows since 2019. He served on the Board of Overseers of Harvard University from 2015 to 2021, and the Board of Trustees of the Institute for Advanced Study 2019 to 2021. He holds an A.B. in Biochemical Sciences and an S.M. in Computer Science from Harvard University, and a Ph.D. in Medical Information Sciences from Stanford University. Our Board believes Dr. Chavez is qualified to serve on our Board because of his scientific and technical background and his knowledge of and perspective on the Company.

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Dean Y. Li, M.D., Ph.D.

COMMITTEE MEMBERSHIP Compensation Nominating and Corporate Governance DIRECTOR SINCE 2013 AGE 62
Dean Y. Li, M.D., Ph.D., a co-founder of the Company, has served as a member of our Board since its founding in November 2013. Dr. Li has served as Executive Vice President and President, Merck Research Laboratories since January 2021. Dr. Li previously served as Senior Vice President of Discovery Sciences and Translational Medicine, Merck Research Laboratories from November 2018 to December 2020. He joined Merck in February 2017 as Vice President and Head of Translational Medicine. Before joining Merck, Dr. Li was conducting medical research at the University of Utah from July 1994 to March 2017. During his time at the university, he co-founded multiple biotech companies stemming from research from his laboratory, including Recursion, Hydra Biosciences and Navigen Pharmaceuticals. Dr. Li served as the H.A. & Edna Benning Professor of Medicine and Cardiology, the vice-dean of research at the University of Utah Health Science Center, and as the chief scientific officer of University of Utah Health Care. Dr. Li also served as interim chief executive officer of Associated Regional University Pathologists, the nation’s third-largest clinical reference laboratory, from June 2015 to August 2016. Dr. Li trained at Washington University in Saint Louis before moving to the University of Utah to work as a post-doctoral scientist in the laboratory of Mark Keating. Dr. Li holds an M.D. and a Ph.D. from Washington University School of Medicine in St. Louis and a B.S. in Chemistry from The University of Chicago. Our Board believes Dr. Li is qualified to serve on our Board because of his scientific background, his senior management experience in the pharmaceutical industry, and his knowledge of perspective on the Company.

✓
The Board of Directors recommends voting “FOR” the election of Blake Borgeson, R. Martin Chavez, and Dean Y. Li as the Class III Directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2027.

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DIRECTORS CONTINUING IN OFFICE
The following table and narrative information identifies our directors continuing in office, and sets forth their principal occupation and business experience during the last five years and their ages as of April 12, 2024.

Name	Committee Membership	Director Since	Age
Zachary Bogue, J.D.	Compensation and Corporate Social Responsibility	2018	48
Zavain Dar	Audit, Nominating and Corporate Governance, Corporate Social Responsibility, Pricing	2016	35
Robert Hershberg, M.D., Ph.D.	Compensation, Strategic Transactions and Finance	2020	61
Terry-Ann Burrell, M.B.A.	Audit; Corporate Social Responsibility, Strategic Transactions and Finance, Pricing	2020	47
Christopher Gibson, Ph.D.	Corporate Social Responsibility, Strategic Transactions and Finance, Pricing	2013	41
Najat Khan, Ph.D.	—	2024	40
CLASS I DIRECTORS
(Term Expires at the 2025 Annual Meeting of Stockholders)

Zachary Bogue, J.D.

COMMITTEE MEMBERSHIP Compensation Corporate Social Responsibility DIRECTOR SINCE 2018 AGE 48
Zachary Bogue, J.D., has served as a member of our Board since August 2018. Mr. Bogue brings to bear two decades of experience in Silicon Valley as an entrepreneur, venture capitalist, attorney, and angel investor. Mr. Bogue co-founded DCVC, and he continues to serve as its Co-Managing Partner. Mr. Bogue led DCVC’s significant investments in Freenome, Relation Therapeutics, Planet Labs, Tala, Oklo, CH4 Global and Insight M. Prior to co-founding DCVC, Mr. Bogue was an entrepreneur, founding three companies in Silicon Valley and an angel investor, with early investments in companies like Block (SQ) and Uber Technologies (UBER). In 2015, the World Economic Forum named Mr. Bogue a Young Global Leader in recognition of his leadership at the intersection of transformative technology and urgent global issues, and he is active in the Davos community. Mr. Bogue graduated with honors from Harvard University in Environmental Science and Public Policy and earned his J.D. with honors from Georgetown Law School. Our Board believes Mr. Bogue is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

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Zavain Dar

COMMITTEE MEMBERSHIP Audit Nominating and Corporate Governance Corporate Social Responsibility Pricing DIRECTOR SINCE 2016 AGE 35
Zavain Dar has served as a member of our Board since September 2016. Mr. Dar is currently a Founder and Managing Partner of Dimension, a technology and life science investment firm, a position he has held since March 2022. At Dimension, Mr. Dar invests in the union of cutting-edge biotech and software. From 2014 to 2022, Mr. Dar was a General Partner at Lux Capital, a tech venture firm where he invested in companies leveraging machine learning and AI to augment and replace physical-world functions including biology, language, manufacturing, and analysis. Prior, Mr. Dar was a founder and computer scientist. At Discovery Engine (acquired by Twitter) he engineered machine learning and AI systems across a proprietary distributed computing framework to build web-scale ranking algorithms. Mr. Dar has a B.S. in Symbolic Systems and a M.S. in Theoretical Computer Science from Stanford University where he was a researcher in Stanford’s AI Lab and a Lecturer in the Symbolic Systems Department. Our Board believes Mr. Dar is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

Robert Hershberg, M.D., Ph.D.

COMMITTEE MEMBERSHIP Compensation Strategic Transactions and Finance DIRECTOR SINCE 2020 AGE 61
Robert Hershberg, M.D., Ph.D., has served as a member of our Board since March 2020. He currently serves as the President, Chief Executive Officer and Chairman of the Board of Directors of HilleVax, Inc, a position he has held since March 2020. He has been a Venture Partner at Frazier Healthcare Partners since March 2020. Formerly, from April 2017 to March 2020, Dr. Hershberg was the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in 2019). He was employed in positions of ascending responsibility at Celgene since joining the company in 2014, including his role as Chief Scientific Officer from January 2016 to March 2020. Before Celgene, he served several roles at VentiRx Pharmaceuticals, a clinical-stage biopharmaceutical company which he co-founded in 2006 and was Chief Executive Officer from September 2012 until the company’s acquisition by Celgene in February 2017. Dr. Hershberg currently serves on the board of directors of Adaptive Biotechnology (Nasdaq: ADPT) and Fate Therapeutics (Nasdaq: FATE). He previously served on the boards of directors of Nanostring Technologies, Inc. (Nasdaq: NSTG) from 2015 to April 2022, and Silverback Therapeutics (Nasdaq: SBTX) from 2017 to November 2022. He holds a Ph.D. in biology from the University of California, San Diego’s Affiliated Ph.D. program with the Salk Institute and an M.D. and a B.A. from the University of California, Los Angeles. Our Board believes that Dr. Hershberg is qualified to serve on our Board because of his scientific background, his senior management experience in the pharmaceutical industry, and his knowledge of and perspective on the Company.

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CLASS II DIRECTORS
(Term Expires at the 2026 Annual Meeting of Stockholders)

Terry-Ann Burrell, M.B.A.

COMMITTEE MEMBERSHIP Audit Corporate Social Responsibility Strategic Transactions and Finance Pricing DIRECTOR SINCE 2020 AGE 47
Terry-Ann Burrell, M.B.A., has served as a member of our Board since April 2020. Ms. Burrell, a financial industry veteran, has served as Chief Financial Officer and Treasurer of Beam Therapeutics since August 2019. Prior to Beam, Ms. Burrell spent 11 years, from May 2008 to August 2019, with J.P. Morgan, most recently as a Managing Director in the healthcare investment banking group from May 2018 to August 2019. There, she had broad coverage across the biotechnology and pharmaceutical industries, helping to execute equity and equity linked financings and M&A transactions. She was instrumental in advising clients on transaction considerations, including strategic rationale, valuation and structuring. Prior to J.P. Morgan, Ms. Burrell worked in equity research at Citigroup, where she covered specialty pharmaceuticals and generics. Ms Burrell also serves on the board of directors of Rapport Therapeutics, Inc. since January 2024. Ms. Burrell holds an M.B.A. from New York University Leonard N. Stern School of Business and a A.B. in Social Studies from Harvard University. Our Board believes Ms. Burrell is qualified to serve on our Board because of her financial expertise and her senior management experience in the biotechnology industry.

Christopher Gibson, Ph.D.

COMMITTEE MEMBERSHIP Corporate Social Responsibility Strategic Transactions and Finance Pricing DIRECTOR SINCE 2013 AGE 41
Christopher Gibson, Ph.D., is our co-founder and Chief Executive Officer. Previously, Dr. Gibson was an M.D./Ph.D. student at the University of Utah. After obtaining his Ph.D., he withdrew from medical school to found Recursion. He has undergraduate degrees in bioengineering (B.S.) and managerial studies (B.A.) from Rice University. He has served as a Founding Chairman of the Board of BioHive (the Utah life science collective and branding effort, composed of therapeutics, diagnostics, medical device and health IT companies, along with the companies that support them and the public sector) since November 2020. He also serves as a Board member of the Recursion Foundation (our not-for-profit entity seeking to promote corporate social responsibility) since November 2019, through which he is on the Board of Altitude Lab (an incubator/accelerator focused on creating the next generation of diverse biotech founder in Utah) since July 2020. Dr. Gibson is co-author of more than a dozen peer-reviewed studies in a variety of journals including Nature, Nature Protocols, Circulation, the Journal of Clinical Investigation, Molecular Pharmaceutics, PloS One, and Diabetes. Our Board believes Dr. Gibson is qualified to serve on our Board because of his scientific and technical background and his knowledge of and perspective on the Company.

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Najat Khan, Ph.D.

DIRECTOR SINCE 2024 AGE 40
Najat Khan, Ph.D., has been appointed as our Chief Research and Development and Chief Commercial Officer, effective upon commencement of her employment with Recursion. Currently, Dr. Khan is the Chief Data Science Officer and Senior Vice President/Global Head, Strategy and Portfolio Organization, R&D, of Johnson and Johnson, which she has held since June 2023. Previously she held the following roles with Johnson and Johnson: Chief Data Science Officer and Senior Vice President/Global Head, Strategy and Operations, R&D, from May 2020 to June 2023; Chief Operating Officer, R&D Data Science and Global Head, Strategy and Operations, R&D, from November 2019 to May 2020 and April 2019 to May 2020, respectively; and Head of R&D Strategic Initiatives from March 2018 to March 2019. She has also been Co-chair of Johnson and Johnson’s Data Science Council since February 2020. Dr. Khan progressed through several roles of increasing seniority at The Boston Consulting Group, culminating in her positions as Partner/Senior Principal within the Healthcare Practice, from August 2011 to February 2018. Dr. Khan has been a member of the Board of Directors of the Alliance for Artificial Intelligence in Healthcare since 2021 and is a Steering Committee member of the White House’s Moonshot CancerX program to enhance outcomes for cancer patients since September 2023. She is also a founding member and co-chair of Data Science in Industry Roundtable (DISRUPT), a business-focused forum dedicated to driving impact using Data Science, since January 2023. Dr. Khan holds a Ph.D. in Organic Chemistry with a focus in Computational Chemistry from the University of Pennsylvania and a B.S. in Computational Chemistry from Colgate University with a minor in Economics/Business. Our Board believes Dr. Khan is qualified to serve on our Board because of her extensive experience in drug discovery and development, Data Science and AI, as well as life sciences business leadership.

FAMILY RELATIONSHIPS
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

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Recursion

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

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Proposal 2
Advisory Vote to Approve Executive Compensation
Section 14A of the Exchange Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation (the “Say-on-Pay”). As discussed in more detail in our Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our stockholders; reinforce a strong pay-for-performance culture; and recruit, retain and motivate top talent required to achieve our corporate goals and strategy. We believe that our compensation policies and practices promote a pay-for-performance philosophy and, as such, are aligned with the interests of our stockholders.
We urge stockholders to read the below CD&A and the compensation tables and related narrative, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Compensation Committee and the Board of Directors believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.
The Board endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and related narrative discussion, is hereby approved.
Because your vote is advisory, it will not be binding upon the Compensation Committee or the Board. However, we value our stockholders’ opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

✓	The Board of Directors recommends voting “FOR” the advisory vote to approve executive compensation on Proposal No. 2.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2023, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our Named Executive Officers, and the key factors the Compensation Committee considered in making those decisions.
Our Named Executive Officers, which consist of our principal executive officer, principal financial officer, and our three other executive officers as of December 31, 2023 (the “Named Executive Officers,” or “NEOs”), are:
•Christopher Gibson, our Chief Executive Officer;
•Tina Marriott, our President and Chief Operating Officer;
•Michael Secora, our Chief Financial Officer;
•David Mauro, our Chief Medical Officer; and
•Shafique Virani, our former Chief Corporate Development Officer and current Senior Strategic Advisor1.
Executive Summary

KEY ACHIEVEMENTS IN 2023

Pipeline Delivery
•Five phase 2 clinical-stage programs with multiple upcoming data readouts expected, including REC-994 in cerebral cavernous malformation (CCM) in Q3 2024, REC-2282 in neurofibromatosis type 2 (NF2) in Q4 2024, REC-4881 in familial adenomatous polyposis (FAP) in H1 2025, and REC-4881 in AXIN1 or APC mutant solid tumors in H1 2025
•Completed a Phase 1 study for REC-3964 in healthy volunteers for the potential treatment of Clostridioides difficile (C. difficile) infection with a favorable safety and tolerability profile
•Advanced our RBM39 program in homologous recombination proficient ovarian cancer and other solid tumors to IND-enabling studies
•In-licensed a program (Target Epsilon) that emerged from our fibrosis collaboration with Bayer that represents a novel approach to treating fibrotic diseases with compelling early data

1 Dr. Virani transitioned to the role of Senior Strategic Advisor effective February 6, 2024.

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Partnership Delivery
•Made significant progress against both the gastrointestinal-oncology and neuroscience portions of our collaboration with Roche and Genentech, including Roche exercising its Small Molecule Validated Hit Option to further advance our first partnership program in GI-oncology
•Updated our collaboration with Bayer to focus on challenging oncology indications with high unmet need, commensurate with higher per program milestone payments
•Entered into a collaboration with NVIDIA to accelerate the construction, optimization and deployment of foundation models for biology and chemistry as well as host Recursion-built computational and data tools on BioNeMo (NVIDIA’s drug discovery platform) – additionally, NVIDIA invested $50 million in Recursion via a private placement
•Entered into a collaboration with Tempus giving Recursion access to over 20 petabytes of proprietary deidentified, multimodal patient oncology data for the purpose of training causal AI models for the discovery of novel therapeutic hypotheses, biomarker strategies and patient cohort selection
•Entered into a partnership with Enamine to generate enriched screening libraries with insights from Recursion’s protein-ligand interaction predictions spanning across Enamine’s massive library of approximately 36 billion compounds

Recursion OS Building
•Built, scaled and industrialized multiple tools and technologies to heavily automate workflows across the drug discovery process, creating one of the most complete full-stack TechBio solutions
•Created LOWE (Large Language Model-Orchestrated Workflow Engine) connecting wet-lab and dry-lab components of the Recursion OS using a natural language interface to streamline complex drug discovery tasks
•Deployed large language models (LLMs) to map scientific literature in conjunction with our internally derived proprietary maps for the purpose of autonomously identifying novel opportunities in areas of unmet need
•Deployed Phenom-1, a vision transformer utilizing hundreds of millions of parameters trained on billions of biological images from our proprietary data, which we believe to be the world’s largest phenomics foundation model at this time
•Deployed new digital chemistry tools to predict the ligand-protein interactions for approximately 36 billion compounds in the Enamine REAL Space, reported to be the largest synthesizable chemical library
•Produced over 1 trillion human induced pluripotent stem cell (hiPSC)-derived neuronal cells since 2022, likely making Recursion one of the world’s largest producers of neuronal cells
•Began training causal AI models leveraging over 20 petabytes of multimodal precision oncology patient data from Tempus to support the discovery of potential biomarker-enriched therapeutics at scale

Company Building
•Acquired Cyclica and Valence Discovery to bolster digital chemistry and generative AI capabilities
•Expanded our operations in Salt Lake City and Montréal and opened our Canadian headquarters in Toronto with a focus on growing our machine learning and digital chemistry teams
•Committed to quadrupling the capacity of our supercomputer, BioHive-1, to support our pipeline, partnerships and the construction of foundation models across the multiple modalities of biology, chemistry and patient-centric data – we believe that this expansion should make our supercomputer a top 50 supercomputer across any industry according to the TOP500 list

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2023 COMPENSATION HIGHLIGHTS
Our fiscal year 2023 compensation plans and payouts for our Named Executive Officers reflects our overarching philosophy of pay-for-performance. Highlights of our compensation program include:
•Competitive salary increases: Average increase for NEOs was 8% from 2022 to 2023.
•Emphasis on Long-Term Equity Awards: A majority of the compensation granted to our Named Executive Officers was delivered in the form of stock options and RSUs with 4-year vesting.
•Rigorous Annual Incentive Goals: We set goals to drive performance and align with stockholder values, with a payout of 80% of target in 2023.
Compensation Philosophy and Objectives
Our mission is to Decode Biology to Radically Improve Lives. It is purposefully audacious, expansive and impactful. We are capitalizing on the once-in-a-lifetime near simultaneous convergence of exponential improvements in diverse areas of science and technology that will make this the century of biology. Our compensation philosophy is intended to:
•Recruit, retain and motivate exceptional talent to help us achieve our goals;
•Align the interests of our executives with those of our stockholders;
•Reinforce a strong pay-for-performance culture;
•Balance short- and long-term corporate goals and strategy; and
•Equity and fairness in decision-making.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and the broader market for executive talent, with individual pay decisions approved in the context of both Company and individual performance.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

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What we do
A significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation or variable, at-risk pay components

Prior to making executive compensation decisions we review peer company compensation data

Accelerated vesting of equity awards held by our Named Executive Officers requires both a change in control of the Company plus a qualifying termination of employment

We provide modest perquisites, providing only those that have a sound value to our business

Our Named Executive Officers participate in broad-based company-sponsored benefits programs on the same basis as our other full-time, salaried employees

We ensure that short-term incentives cap payouts

We seek third party executive compensation advice for the Committee from an independent consulting firm that does not perform any other services for our Company

What we don’t do
We do not provide tax gross-ups related to change in control

Named Executive Officers may not directly or indirectly pledge Recursion common stock as collateral for any obligation, except in limited circumstances with approval by the Head of Legal, in consultation with our Board of Directors or an independent committee of our Board of Directors

Named Executive Officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Recursion common stock owned by them

We do not provide guaranteed bonuses to our executive officers

In assessing the competitiveness of our compensation program, we reference the range of competitive market data and establish individual pay levels for Named Executive Officers that reflect a variety of considerations, including individual and company performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations.

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Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be linked to our overall and individual performance, strategic success, and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and are aligned with Recursion’s strategic objectives.
To support our compensation objectives and reinforce our pay-for-performance culture, a majority of total direct compensation for our Named Executive Officers is awarded in the form of performance-based short-term incentives and long-term incentive equity compensation. The table below summarizes the material elements of our executive compensation program during fiscal 2023.

Compensation Element	Overview	Purpose

Base Salary	Base salaries provide a fixed level of compensation informed by our market peer group and individual performance.	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance.

Short-Term Incentive	The determination of annual cash incentives for executives reflects achievement of Company objectives reviewed by our Compensation Committee and approved by our Board of Directors.

	In addition, we also provide short-term equity compensation in the form of fully vested equity awards with an intended value equivalent to the amount of annual cash incentives earned.	Designed to motivate our executives to achieve short-term objectives while making progress towards longer-term value creation.

Long-Term Incentive Equity	Executives received a mix of stock options and RSUs that generally vest over a four-year time horizon.	Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value.

Benefits	We offer competitive benefits, as well as participation in an employee stock purchase plan.	Designed to align with competitive norms for comparable companies.

As shown below, approximately 94% of the target total compensation for our Chief Executive Officer and approximately 88% of the average target total compensation for our other, continuing Named Executive Officers was granted in the form of an annual incentive and long-term equity, which the Compensation Committee consider to be strong pay-for-performance pay elements for our current stage of business profile.

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Compensation Decision-Making Process
DETERMINATION OF COMPENSATION
The Compensation Committee’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal 2023, the Compensation Committee reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:
•market data, including practices among companies in our compensation peer group;
•each executive officer’s scope of responsibilities;
•each executive officer’s tenure, skills, experience, and performance;
•internal pay equity across the executive management team;
•our overall performance, taking into consideration achievement of specific, measurable Company objectives;
•the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers; and
•general market conditions.
The Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
ROLE OF THE COMMITTEE
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://ir.Recursion.com/.
At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for the consideration and approval by the Board of the various elements of our Named Executive Officers’ compensation, as well as any employment arrangements with our Named Executive Officers. The Committee is responsible for taking action with respect to compensation that will attract and retain talented executives and support our long-term shareholder value creation with an effective pay-for-performance approach. The Compensation Committee may, from time to time, delegate its authority when appropriate and to the extent permitted by law, regulation, or requirement, including delegating to a subcommittee the authority to grant equity awards to non-officer employees within guidelines established by the Committee.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other executives. The Compensation Committee also discusses compensation issues with our Chief Executive Officer (except with respect to his own compensation) and other members of the Board between its formal meetings.
ROLE OF MANAGEMENT
Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.
Our Chief Executive Officer also evaluates the performance of our executives and provides recommendations to our Compensation Committee regarding the compensation of our Named Executive Officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our Named Executive Officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

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ROLE OF THE CONSULTANT
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. During fiscal year 2023, the Compensation Committee retained the services of Compensia as independent executive compensation consultant to advise the Compensation Committee on compensation matters related to the executive and director compensation programs. In fiscal year 2023, Compensia provided the following support:
•assisted in the review and updating of our compensation peer group;
•analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•provided advice with respect to compensation best practices and market trends for our Named Executive Officers and directors;
•assisted with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our Named Executive Officers and other executives; and,
•provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the Compensation Committee. Prior to engaging Compensia, the Compensation Committee considered the specific independence factors adopted by the SEC and the Nasdaq and determined that Compensia is independent and that Compensia's work did not raise any conflicts of interest.
ROLE OF COMPETITIVE MARKET DATA
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.
In October 2022, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2023 pay decisions was comprised of direct competitors and other platform/drug discovery biotech companies, pre-commercial biotechnology companies, health care technology companies with tools and services supporting drug discovery, and AI and data software companies. Additional factors that were considered in identifying peers included:
•revenue less than approximately $300 million;
•a market capitalization between approximately $475 million and $7.6 billion; and
•headquarters in the United States
Based on these criteria, the Compensation Committee approved the following peer group of 18 companies:

•AbCellera Biologics •Adaptive Biotechnologies •BridgeBio Pharma •C3.ai •Cerence •Certara	•Cytek Biosciences •Domo •Editas Medicine •Guardant Health •Health Catalyst •Lyell Immunopharma	•Nurix Therapeutics •Pacific Biosciences of California •Relay Therapeutics •Rocket Pharmaceuticals •Schrödinger •Twist Bioscience
The Compensation Committee evaluates the peer group annually and modifies the peer group as needed. Given that not all of the peer companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviewed market data from the Radford Global Survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions in making compensation decisions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

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STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
At our 2023 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote) and approximately 99% of the votes cast approved our Named Executive Officers’ compensation for fiscal 2023. Our Board of Directors and Compensation Committee consider the result of the Say-on-Pay vote in determining the compensation of our executive officers. Based on the strong level of support for our executive compensation program demonstrated by the result of last year’s Say-on-Pay vote, among other factors, the Board of Directors and the Compensation Committee determined to continue to focus on incentivizing the Named Executive Officers and paying for performance for fiscal 2023.
The Board of Directors and the Compensation Committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected most recently in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we continue to hold an annual Say-on-Pay vote.
Principal Elements of Compensation
BASE SALARY
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually, with any changes in base salary generally effective on the first day of our fiscal year. In fiscal year 2023, the base salaries of our Named Executive Officers were as follows:

Name	2022 Base Salary ($)	2023 Base Salary ($)	% Change
Christopher Gibson	520,000	560,000	7.7
Tina Marriott	457,600	485,000	5.9
Michael Secora	364,000	435,000	19.5
David Mauro	—	520,000	—
Shafique Virani	510,000	520,000	2.0
Base salary adjustments were made after taking into account market data and the additional considerations described above, including the scope of role and individual performance of our Named Executive Officers.
SHORT-TERM INCENTIVE COMPENSATION
Our short-term incentive compensation program motivates and rewards all our employees, including our executives, for achievements relative to our goals and expectations for each fiscal year. Recursion believes that ambitious goal setting is essential for driving long-term performance and innovation. As such, all internal goals set by the company each year are ‘stretch-assignments’ encouraging our team to adopt new approaches and challenge assumptions to achieve long-term business value and patient impact.
Annual Bonuses
All employees of Recursion, including Named Executive Officers, are eligible for an annual cash bonus of up to 25% of annual salary. In addition, each Named Executive Officer has an additional short-term incentive in the form of fully vested equity award(s) with an intended value equivalent to the amount of annual cash bonus that they earned. Each Named Executive Officer thus has the same potential annual cash bonus (as a percentage of base salary) as all other Recursion employees. This approach is an important part of Recursion’s culture and helps shape our One Recursion approach to achieving corporate goals even at the expense of individual or department goals. At the beginning of each fiscal year, the Board of Directors reviews the strategy for the short-term incentive compensation and approves the goals and targets for the annual short-term incentive for all employees. Following the end of each fiscal year, our Compensation Committee determines the annual bonuses paid to our Named Executive Officers and all Recursion employees based upon our performance relative to our ambitious internal plan and corporate objectives for the year.

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Fiscal Year 2023 Target Annual Cash Bonuses
In the first quarter of fiscal 2023, the Board and Compensation Committee reviewed the target annual bonuses of our executive officers, including our Named Executive Officers other than Dr. Mauro. The Compensation Committee determined to continue the One Recursion strategy and set all employees’ fiscal 2023 annual cash bonus target at 25%. Dr. Mauro’s eligibility for the annual cash bonus was memorialized in his offer letter, prorated based on number of days employed with Recursion in 2023. The annual cash incentive opportunity for our Named Executive Officers is provided below:

Name	Base Salary ($)	Target Annual Cash Bonus (%)	Target Annual Cash Bonus Opportunity ($)
Christopher Gibson	560,000	25	140,000
Tina Marriott	485,000	25	121,250
Michael Secora	435,000	25	108,750
David Mauro	520,000	25	75,863
Shafique Virani	520,000	25	130,000

Fiscal Year 2023 Corporate Performance Targets and Results
The annual incentive opportunity of our Named Executive Officers in Fiscal 2023 was tied to the achievement of ambitious but specific business objectives reviewed by our Compensation Committee and approved by our Board of Directors. These objectives are tied to defined, measurable operational and other non-financial goals for the year that we believe are critical for driving long-term shareholder value. Our Compensation Committee and Board of Directors believe that the objectives of the annual incentive program should push our employees beyond their current capabilities, driving performance, innovation, and growth. As such, 100% achievement of these goals may suggest that the company is not pushing itself hard enough. Performance against each objective can be scored up to 100% of target. Our Compensation Committee believes these goals and plan design are rigorous and support a strong emphasis on pay-for-performance throughout our Company. In January 2024, our Compensation Committee evaluated our performance with consideration given to the input of our management team and Chief Executive Officer. Based on this evaluation, the Compensation Committee determined that our performance factor for fiscal 2023 would result in an 80% payout for the year.

Business Objective	Weighting (%)	Payout Percentage (%)
Accelerate the advancement of our clinical programs	20	17
Deliver on our current partnerships and continue to partner in ways that advance our mission	20	15
Replenish and advance our internal pipeline of programs	20	12
Run a nimble company, focused on right-for-Recursion systems that enable industrialization	20	18
Build our chemistry virtuous cycle	20	18
Total	100	80
The Compensation Committee approved a payout equal to 80% of target for the fiscal 2023 bonus payout for plan participants, including our Named Executive Officers, as follows:

Name	Target Annual Cash Bonus (%)	Payout Percentage (%)	Annual Cash Bonus Earned ($)
Christopher Gibson	25	80	112,000
Tina Marriott	25	80	97,000
Michael Secora	25	80	87,000
David Mauro	25	80	60,690
Shafique Virani	25	80	104,000

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Fiscal Year 2023 Short-Term Equity Compensation
Each of our Named Executive Officers also received short-term equity compensation in the form of an award of fully vested RSUs, the number of which was calculated by dividing the intended value of the award (which was equal to 80% of target, based on the payout percentage approved by the Compensation Committee described above) by the average closing price per share for the 20 trading days ending on the last trading day immediately preceding the grant date, rounded down to the nearest whole RSU. The number of RSUs that each Named Executive Officer received as short-term equity compensation for 2023 was as follows:

Name	Target Annual Equity Bonus (%)	Payout Percentage (%)	Intended Short-Term Equity Value ($)	Shares Granted (#)
Christopher Gibson	25	80	112,000	11,148
Tina Marriott	25	80	97,000	9,655
Michael Secora	25	80	87,000	8,659
David Mauro	25	80	60,690	6,040
Shafique Virani	25	80	104,000	10,351
LONG-TERM INCENTIVE COMPENSATION
We grant annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. In 2023, the Compensation Committee approved annual equity awards in an equally weighted mix of RSUs and stock options in order to: create a strong and visible link between executive pay and Recursion’s stock price performance, align our executives’ interests with those of our stockholders, incentivize and retain our senior executives, and maintain a long-term incentive program that is competitive with practices at peer companies. The Compensation Committee considers stock options a strong pay-for-performance vehicle as the value of a stock option is limited to the excess of then-current stock price over the exercise price of the option. Stock options also support a long-term perspective as the grants to our named executive officers in fiscal 2023 vest over four years and can be exercised for up to ten years after grant.
The annual equity awards granted to our Named Executive Officers, other than Dr. Mauro, were determined by our Compensation Committee in February 2023 after reviewing data from a competitive market analysis prepared Compensia. In addition, our Compensation Committee considers the input of our Chief Executive Officer regarding the individual performance and pay levels for his direct reports. The long-term incentive equity awards to Dr. Mauro were granted by the Compensation Committee in June 2023, at the time of his appointment.
Fiscal Year 2022 Long-Term Equity Compensation

Name	RSUs Granted (#)	Options Granted (#)	Total Grant Value ($)
Christopher Gibson	406,800	813,600	7,806,492
Tina Marriott	217,061	434,122	4,165,401
Michael Secora	202,428	404,857	3,884,598
David Mauro	190,713	381,426	3,854,309
Shafique Virani	106,253	212,507	2,039,000
The stock options to NEOs other than Dr. Mauro vest monthly over four years, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date. The stock options granted to Dr. Mauro vest as to one-fourth on June 1, 2024, and one forty-eighth monthly thereafter for three years, subject to his continued service through the applicable vesting date.
The RSUs to NEOs other than Dr. Mauro vest quarterly over four years, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date. The RSUs granted to Dr. Mauro vest as to one-fourth on August 15, 2024, and one-sixteenth every three months thereafter for three years, subject to his continued service through the applicable vesting date.

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Compensation Policies and Practices
INSIDER TRADING POLICY
Under our Insider Trading Policy, we prohibit our employees, including our NEOs, and Board members, from hedging the risk associated with ownership of shares of Recursion common stock and other securities.
In addition, under our Insider Trading Policy, we prohibit our NEOs and directors from pledging any Recursion securities as collateral for a loan except in limited circumstances with approval by the Chief Legal Officer, in consultation with our Board of Directors or an independent committee of our Board of Directors.
CLAWBACK POLICY
In 2023, we adopted a Compensation Recovery Policy, which is intended to comply with the requirements of Nasdaq Rule 5608, implementing Rule 10D-1 of the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our NEOs, during the prior three completed fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
401(k) PLAN
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our Named Executive Officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
PERQUISITES
We generally provide only modest perquisites to our executive officers, providing only those that have a sound value to our business. While we do not view perquisites as a significant element of our executive compensation program, we do believe that they can be useful in attracting, motivating and retaining the executive talent for which we compete. We also believe in the value of onsite interaction for our teams, and therefore we cover travel and lodging expenses for all employees, including NEOs, to travel to our headquarters in Salt Lake City and other facilities as appropriate. In June 2023, the Compensation Committee approved providing Company-leased apartments within walking distance of the office to offset hotel costs for the Company as well as travel expenses and related tax gross-ups for NEOs who do not live in the Salt Lake City area, including Drs. Mauro and Virani. We describe our perquisites paid to each of the NEOs in the footnotes to the Summary Compensation Table.

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Offer Letters and Employment Arrangements
EMPLOYMENT LETTERS
In March 2021, we entered into a new employment letters with our Named Executive Officers, other than Dr. Mauro, that confirmed the then-current terms of their employment, including their base salaries and target annual cash bonuses. The terms of Dr. Mauro’s employment were memorialized in an employment offer letter dated May 19, 2023. Each employment letter does not have a specific term and provides that the Named Executive Officer’s employment is at-will.
In February 2024, Dr. Virani entered into a transition agreement and an advisory agreement (collectively, the “Transition Agreement”), whereby he transitioned into a new role as a Senior Strategic Advisor. In this role Dr. Virani provides strategic and operational support for Recursion’s business development efforts. Pursuant to the terms of the Transition Agreement, Dr. Virani will receive the following payments and benefits in exchange for his release of claims contained in the transition agreement:
•cash advisory fees for his services as a Senior Strategic Advisor under the advisory agreement at a rate of $1,000 per hour (but with the amount of such fees being at least $25,000 for each month from February through July and at least $15,000 for each month from August through December);
•continued vesting of his Recursion equity awards in accordance with their terms while he provides services under the advisory agreement;
•Recursion’s payment of the premiums for COBRA continuation coverage under Recursion’s group health plans for him and his eligible dependents while he provides services under the advisory agreement;
•in addition to the release of claims contained in the executed transition agreement and subject to his execution of a supplemental release of claims after he ceases providing services under the advisory agreement, a cash payment of $2,500; and
•if the Company terminates the agreement prior to August 1, 2024, Dr. Virani will be entitled to receive a lump sum cash payment based on the month in which the agreement is terminated, beginning with a $390,000 payment if terminated in February 2024, and decreasing by $65,000 per month thereafter.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
In March 2021, we adopted an Executive Change in Control and Severance Plan, or our Severance Plan, under which our executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. Our Severance Plan became effective on April 15, 2021. The purpose of our Severance Plan is to provide assurances of specified benefits to participants whose employment could be involuntarily terminated under the circumstances described in the Severance Plan, in order to attract, retain, and reward senior level employees.
Each of our Named Executive Officers that remain employed with us is a participant under our Severance Plan eligible for the rights to the applicable severance payments and benefits, which are described below under the section titled “Potential Payments Upon Termination or Change in Control.”
Dr. Virani was a participant under our Severance Plan before he transitioned to the role of Senior Strategic Advisor in February 2024, at which time he was no longer eligible to participate in the Severance Plan. Any potential payment due to early termination under the Transition Agreement is described above under the section titled “Employment Letters.”
Tax and Accounting Treatment of Compensation
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

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ACCOUNTING TREATMENT
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award.
Compensation Committee Report
The Compensation Committee submitted the following report:
The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
THE COMPENSATION COMMITTEE
Robert Hershberg, Chair
Zachary Bogue
Dean Li

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Executive Compensation Tables
This section provides an overview of the compensation awarded to, earned by, or paid to our Named Executive Officers in respect of their service to us for the fiscal years ended December 31, 2021, 2022, and 2023.
Summary Compensation Table for 2023, 2022 and 2021
The following table sets forth information regarding the compensation of our Named Executive Officers for the years ended December 31, 2021, December 31, 2022, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Christopher Gibson, Chief Executive Officer	2023	560,833	—	3,478,140	4,328,352	224,483	21,400(4)	8,613,209
	2022	497,500	—	2,573,043	3,047,682	185,478	12,200	6,315,903
	2021	485,417	—	—	—	175,000	13,174	673,591
Tina Marriott, Chief Operating Officer and President	2023	485,733	—	1,855,872	2,309,529	194,419	22,092(4)	4,867,645
	2022	437,800	—	984,017	1,165,534	163,289	11,600	2,762,240
	2021	428,771	—	—	—	154,000	13,174	595,945
Michael Secora, Chief Financial Officer	2023	435,583	—	1,730,759	2,153,839	174,369	19,830(4)	4,514,381
	2022	348,250	—	721,107	845,127	129,834	46,104	2,090,422
	2021	307,708	63,460	—	—	126,000	13,174	510,342
David Mauro, Chief Medical Officer	2023	303,333	—	1,672,553	2,181,756	121,634	33,190(5)	4,312,466
Shafique Virani,(6) Former Chief Corporate Development Officer	2023	520,417	—	908,463	1,130,537	208,442	36,182(7)	2,804,040
	2022	488,333	—	497,181	588,894	181,906	11,600	1,767,914
	2021	500,000	—	—	—	175,000	13,174	688,174
1.The amounts shown in this column reflect the aggregate grant date fair value of RSUs awarded during the applicable year, calculated in accordance with Financial Accounting Standards Board (“FASB”). Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value does not take into account any estimated forfeitures. These amounts reflect the accounting cost for RSUs and do not correspond to the actual economic value that may be received by our NEOs upon settlement of the RSUs or any sale of any of the underlying shares of Class A common stock. We provide information regarding the assumptions used to calculate the value of all RSUs granted to our NEO’s in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.
2.In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during the applicable year, calculated in accordance with FASB ASC Topic 718, rather than the amount paid or realized by the NEO. The grant date fair value does not take into account any estimated forfeitures. We provide information regarding the assumptions used to calculate the value of all stock options granted to our NEO’s in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.

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3.Represents amounts earned under our 2023 Short-Term Incentive Compensation plan, which consisted of the following cash bonuses and grants of fully-vested restricted stock units to each of our Named Executive Officers in February 2024, which shares of Class A common stock had the following grant date fair values:

Executive Name	Year	Cash Bonus ($)	Restricted Stock Units (#)	Restricted Stock Unit Grant Date Fair Value ($)
Christopher Gibson	2023	112,000	11,148	112,483
Tina Marriott	2023	97,000	9,655	97,419
Michael Secora	2023	87,000	8,659	87,369
David Mauro	2023	60,690	6,040	60,944
Shafique Virani	2023	104,000	10,351	104,442
Our Short-Term Incentive Plan is more fully described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive Compensation.”
4.The amount consists of matching contributions to our 401(k) plan.
5.The amount consists of $10,400 in matching contributions to our 401(k) plan, $6,189 in travel expenses, $14,525 for company-provided housing in Salt Lake City, and $2,076 in tax gross-ups related to travel and housing benefits.
6.Effective February 6, 2024, Dr. Virani transitioned to the role of Senior Scientific Advisor.
7.The amount consists of $18,400 in matching contributions to our 401(k) plan, $2,584 in travel expenses, $14,525 for company-provided housing in Salt Lake City, and $673 in tax gross-ups related to travel and housing benefits.

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Grants of Plan Based Awards Table
The following table sets forth information concerning each grant of an award made to our NEOs during the fiscal year ended December 31, 2023 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

Participant Name	Grant Date	Date of Committee Action	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share)(4)	Grant Date Fair Value of Stock Awards and Option Awards ($)(5)
Christopher Gibson			280,000
	2/1/2023	1/25/2023		406,800			3,478,140
	2/1/2023	1/25/2023			813,600	8.55	4,328,352
Tina Marriott			242,500
	2/1/2023	1/25/2023		217,061			1,855,872
	2/1/2023	1/25/2023			434,122	8.55	2,309,529
Michael Secora			217,500
	2/1/2023	1/25/2023		202,428			1,730,759
	2/1/2023	1/25/2023			404,857	8.55	2,153,839
David Mauro			151,762
	6/1/2023	5/23/2023		190,713			1,672,553
	6/1/2023	5/23/2023			381,426	8.77	563,625
Shafique Virani			260,000
	2/1/2023	1/25/2023		106,253			908,463
	2/1/2023	1/25/2023			212,507	8.55	1,130,537
1.The amounts represent the target award opportunity payable to each NEO under our Short-Term Incentive Compensation plan described in “Principal Elements of Compensation — Short-Term Incentive Compensation” above. The Compensation Committee approved the targets under the plan in January 2023. The amounts listed include a cash payout opportunity with a target of 25% of base salary and an equity payout opportunity with a target of 25% of base salary. The actual amounts paid to each NEO for 2023 are provided in the “Summary Compensation Table.” As there are no threshold amounts with respect to these annual cash incentive payments, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table. Payments under the annual cash incentive program were not subject to any maximum limit.
2.Consists of RSUs granted under our 2021 Equity Incentive Plan. The RSUs are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table” below.
3.Consists of stock options granted under our 2021 Equity Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table” below.
4.The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.
5.The amounts reflect the aggregate grant date fair value of stock options and RSUs awarded in 2023, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and RSUs and do not correspond to the actual economic value that may be received by the NEO upon exercise of the stock options, settlement of the RSUs or any sale of any of the underlying shares of common stock. See “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.

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Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2023.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Christopher Gibson	2/1/2023(2)	2/1/2023	169,499	644,101	8.55	2/1/2033	—	—
	2/1/2023(3)	5/15/2023	—	—	—	—	330,525	3,258,977
	2/4/2022(2)	2/4/2022	182,151	225,525	11.40	2/4/2032	—	—
	2/4/2022(4)	2/4/2022	5,436	—	11.40	2/4/2032	—	—
	2/4/2022(5)	5/15/2022	—	—	—	—	117,099	1,154,596
	12/31/2020(6)	12/31/2020	—	406,250	2.48	12/31/2030	—	—
Tina Marriott	2/1/2023(2)	2/1/2023	90,440	343,682	8.55	2/1/2033	—	—
	2/1/2023(3)	5/15/2023	—	—	—	—	176,363	1,738,939
	2/4/2022(2)	2/4/2022	72,974	86,252	11.40	2/4/2032	—	—
	2/4/2022(4)	2/4/2022	4,784	—	11.40	2/4/2032	—	—
	2/4/2022(5)	5/15/2022	—	—	—	—	44,784	441,570
	12/31/2020(2)	12/31/2020	109,375	40,625	2.48	12/31/2030	—	—
	7/23/2018(7)	7/23/2018	512,000	—	1.06	7/23/2028	—	—
Michael Secora	2/1/2023(2)	2/1/2023	84,340	320,517	8.55	2/1/2033	—	—
	2/1/2023(3)	5/15/2023	—	—	—	—	164,475	1,621,724
	2/4/2022(2)	2/4/2022	53,478	63,206	11.40	2/4/2032	—	—
	2/4/2022(4)	2/4/2022	3,914	—	11.40	2/4/2032	—	—
	2/4/2022(5)	5/15/2022	—	—	—	—	32,820	323,605
	3/4/2020(8)	3/4/2020	614,864	70,313	2.22	3/4/2030	—	—
	3/4/2020(9)	3/4/2020	510,135	600,000	2.22	3/4/2030	—	—
David Mauro	6/1/2023(10)	6/1/2023	—	381,426	8.77	6/1/2033	—	—
	6/1/2023(11)	6/1/2023	—	—	—	—	190,713	1,880,430
Shafique Virani	2/1/2023(2)	2/1/2023	44,270	168,237	8.55	2/1/2033	—	—
	2/1/2023(3)	5/15/2023	—	—	—	—	86,333	851,243
	2/4/2022(2)	2/4/2022	36,872	43,578	11.40	2/4/2032	—	—
	2/4/2022(4)	2/4/2022	5,436	—	11.40	2/4/2032	—	—
	2/4/2022(5)	5/15/2022	—	—	—	—	22,627	223,102
	3/4/2020(8)	—	332,594	46,875	2.22	3/4/2030	—	—

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1.The amount in this column is calculated by multiplying the number of RSUs by the closing price of our common stock on the Nasdaq Global Select Market on December 29, 2023 (the last business day of fiscal 2023), which was $9.86.
2.Represents an option to purchase shares of our Class A common stock which vests as to one forty-eighth (1/48th) of the shares subject to the award shall vest one month after the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the award shall vest each month thereafter.
3.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning May 15, 2023 and every three months thereafter.
4.Represents an option to purchase shares of our Class A common stock that is fully vested and exercisable on the vesting commencement date pursuant to our 2021 Short-Term Incentive plan.
5.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning May 15, 2022 and every three months thereafter.
6.Represents an option to purchase shares of our Class A common stock which vests as to one forty-eighth (1/48th) of the shares subject to the award shall vest one month after the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the award shall vest each month thereafter. Under the Equity Exchange Agreement, Dr. Gibson has the right to exchange the shares of Class A common stock received upon exercise of this option for shares of Class B common stock in accordance with the terms of the Equity Exchange Agreement.
7.Represents an option to purchase shares of our Class A common stock. Twenty-Five percent (25%) of the shares subject to the award vested on July 16, 2019, and one-forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
8.Represents an option to purchase shares of our Class A common stock. One forty-eighth (1/48th) of the shares subject to the award vested on April 1, 2020, and one forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
9.Represents an option to purchase 1,500,000 shares of our Class A common stock that vest becomes cumulatively vested as to the following number of shares subject to the option upon each occurrence of certain liquidity events, subject to Mr. Secora’s continued service through the date of such Liquidity Event:

Liquidity Event Value	Cumulative Vested Shares
Greater than $7.11	150,000
Greater than $9.24	300,000
Greater than $12.02	450,000
Greater than $15.63	600,000
Greater than $20.32	750,000
Greater than $29.46	900,000
Greater than $42.72	1,050,000
Greater than $61.95	1,200,000
Greater than $89.83	1,350,000
Greater than $103.26	1,500,000
Once a number of shares subject to the option have vested upon the occurrence of a liquidity event, the number of vested shares subject to the option will not be reduced if the Liquidity Event Value in a subsequent liquidity event is lower than the Liquidity Event Value in the prior liquidity event.
10.Represents an option to purchase shares of our Class A common stock. Twenty-Five percent (25%) of the shares subject to the award vested on June 1, 2024, and one-forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
11.Represents RSUs that vest as to one fourth (1/4th) of the units subject to the RSU on August 15, 2024 and one sixteenth (1/16th) every three months thereafter.

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Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher Gibson	383,674	2,177,540	139,369	1,060,774
Tina Marriott	50,000	397,610	70,334	543,182
Michael Secora	525,000	3,620,625	60,272	463,383
David Mauro	—	—	—	—
Shafique Virani	262,486	2,191,233	40,813	326,800
1.The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised..
2.The value realized upon vesting of RSUs is calculated by multiplying the number of restricted stock awards or RSUs vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Market on the vest date.

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Potential Payments Upon Termination or Change In Control
EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN
In March 2021, we adopted an Executive Change in Control and Severance Plan, or our Severance Plan, under which our executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. Our Severance Plan became effective on the effective date of the registration statement in April 2021. Our Severance Plan is designed to attract, retain, and reward senior level employees. The severance payments and benefits under the Severance Plan generally are in lieu of any other severance payments and benefits to which a participant was entitled before signing his or her participation agreement, except as specifically provided under the participation agreement.
The Board of Directors has designated each of our executive officers as a participant under our Severance Plan eligible for the rights to the applicable payments and benefits described below. In the event of a “termination” of the employment of an executive officer by us for a reason other than “cause” or the executive officer’s death or “disability” (as such terms are defined in our Severance Plan), that occurs outside the change in control period (as described below), the executive officer will be entitled to the following payments and benefits:
•lump sum payment equal to 9 months (or in the case of Dr. Gibson, 12 months) of the executive officer’s annual base salary; and
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or COBRA, for a period of 9 months (or in the case of Dr. Gibson, 12 months).
In the event of a “termination” of the employment by us for a reason other than “cause” or the participant’s death or “disability” or by the participant for “good reason” (as such terms are defined in our Severance Plan), in either case, occurring within a period beginning 3 months prior to and ending 12 months following a “change in control” (as defined in our Severance Plan), the participant will be entitled to the following payments and benefits:
•a lump sum payment equal to (i) 12 months of the participant’s annual base salary, plus (ii) 100% of the participant’s target annual bonus as in effect for the fiscal year in which the change in control qualifying termination of employment occurs, plus (iii) a pro-rata portion of such target annual bonus (based on the number of days the participant worked during the fiscal year in which the change in control qualifying termination occurs divided by the total number of days in such fiscal year);
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the COBRA for a period of 12 months; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s), unless otherwise determined by the applicable agreement governing the equity award with performance-based vesting.
The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the Named Executive Officer’s involuntary termination of employment, as well as continued compliance with any confidentiality, proprietary information, and inventions agreement applicable to the executive officer.
In addition, if any of the payments or benefits provided for under our Severance Plan or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Our Severance Plan does not require us to provide any tax gross-up payments to the executive officers.
Dr. Virani was a participant under our Severance Plan before he transitioned to the role of Senior Strategic Advisor in February 2024, at which time he was no longer eligible to participate in the Severance Plan. Any potential payment due to early termination under the Transition Agreement is described above under the section titled “Compensation Discussion and Analysis—Employment Letters.”

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ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers, assuming the triggering event took place on December 29, 2023 (the last business day of fiscal 2023) and based on the closing of our common stock on the Nasdaq Global Select Market on that date, which was $9.86.

	Potential Payable Upon Termination Without Cause, Resignation for Good Reason, or Death or Disability
Name	Without a Change in Control ($)	With a Change in Control ($)
Christopher Gibson
Salary	560,000	560,000
Annual Incentive	—	560,000
Value of Accelerated Vesting	—	8,255,470
Healthcare Benefits	24,071	24,071
Tina Marriott
Salary	363,750	485,000
Annual Incentive	—	485,000
Value of Accelerated Vesting	—	2,930,545
Healthcare Benefits	8,942	11,923
Michael Secora
Salary	326,250	435,000
Annual Incentive	—	435,000
Value of Accelerated Vesting	—	7,486,397
Healthcare Benefits	18,053	24,071
David Mauro
Salary	390,000	520,000
Annual Incentive	—	520,000
Value of Accelerated Vesting	—	2,296,185
Healthcare Benefits	15,849	21,132
Shafique Virani
Salary	390,000	520,000
Annual Incentive	—	520,000
Value of Accelerated Vesting	—	1,652,861
Healthcare Benefits	15,849	21,132

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Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of Chris Gibson, our current CEO. For 2023, the median of the annual total compensation—including salary, bonus, equity, and 401(k) match—of all employees of our Company (other than our CEO) was $243,069, and the total annual compensation of our current CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $8,613,209. Based on this information and using the required calculation methodology defined in Item 402(u) of Regulation S-K, for 2023, the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation was 35 to 1.
We determined our median compensated employee by using base salary, annual bonus, grant date fair value of equity awards granted to employees, and matching contributions to our 401(k) plan in 2023 as our consistently applied compensation measure. We applied this measure to our employee population as of December 29, 2023, the last business day of our 2023 fiscal year, which included approximately 600 employees, excluding approximately 50 employees from Valence Discovery, Inc. and Cyclica Therapeutics, Inc., which we acquired in 2023 in transactions that closed on May 16, 2023 and May 25, 2023, respectively. We calculated the median compensated employee’s 2023 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “Summary Compensation Table.”
Pay Versus Performance

			Average Summary Compensation Table Total For Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial fixed $100 investment based on:(4)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)			Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($)
2023	8,613,209	10,682,869	4,124,633	4,966,948	31.50	92.69	(328,066,000)
2022	6,315,903	(5,833,229)	2,046,760	(4,631,734)	24.63	88.62	(239,476,000)
2021	673,591	21,789,135	647,815	13,678,688	54.73	98.60	(186,479,000)
1.Christopher Gibson was our PEO for each year presented.
2.The amounts shown for “compensation actually paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO or other NEOs. The following table details the applicable adjustments that were made to determine “compensation actually paid”:

	FY 2023		FY 2022		FY 2021
	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)
Summary Compensation Table - Total Compensation	8,613,209	4,124,633	6,315,903	2,046,760	673,591	647,815
(Deduct) Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	7,806,492	3,485,827	5,715,203	1,520,833	—	—
(Increase) Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	7,284,350	3,419,117	2,663,812	570,008	—	—
(Increase/Deduct) Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	1,172,192	383,217	(6,863,175)	(2,823,026)	14,976,563	10,336,535
(Increase) Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year that Vested During Fiscal Year	1,451,944	499,072	883,390	244,683	—	—
(Increase/Deduct) Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(32,335)	26,737	(3,117,956)	(1,350,685)	6,138,981	2,694,338
(Deduct) Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	1,798,642	—	—
Compensation Actually Paid	10,682,869	4,966,948	(5,833,229)	(4,631,734)	21,789,135	13,678,688

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3.The individuals comprising the non-PEO NEOs for 2023 were Tina Marriott, Michael Secora, David Mauro, and Shafique Virani.
The individuals comprising the non-PEO NEOs for 2022 were Tina Marriott, Michael Secora, Shafique Virani, and Ramona Doyle.
The individuals comprising the non-PEO NEOs for 2021 were Ramona Doyle and Shafique Virani. Although the proxy statement for our 2022 annual meeting of stockholders also identified Tina Marriott and Michael Secora as NEOs, Dr. Doyle and Dr. Virani were our actual non-PEO NEOs for fiscal 2021 because they were the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of fiscal 2021.
4.Total shareholder return (“TSR”) is calculated assuming $100 was invested in the Company’s common stock or the stock represented by the peer group (as applicable) for the period starting April 16, 2021 (the date on which our common stock first began trading on the Nasdaq Global Select Market) through the end of the listed fiscal year, respectively. The comparisons shown in the graph below are based upon historical data and are not necessarily indicative of future performance.
5.The peer group used for this table is the Nasdaq Biotechnology Index (the “Index”), which we also utilize for the performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023.
DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY TSR
The following chart sets forth the relationship between “compensation actually paid,” as calculated in accordance with Item 402(v) of Regulation S-K (“Compensation Actually Paid”), to our NEOs and the Company’s TSR over the three most recently completed fiscal years.

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DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our NEOs and our net income during the three most recently completed fiscal years. While we are required to disclosure our net income (loss) for each covered fiscal year, this is not a metric used in our compensation programs at this time.
DESCRIPTION OF RELATIONSHIP BETWEEN COMPANY TSR AND PEER GROUP TSR
The following graph compares the cumulative total returns of Recursion, the Nasdaq Biotechnology Index from our April 16, 2021 closing stock price (the date on which our common stock first began trading on the Nasdaq Global Select Market) through December 31, 2023. This graph assumes $100 was invested and the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data and are not necessarily indicative of future performance.
TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
The Company does not directly tie any incentive compensation paid to the Company’s Named Executive Officers to any financial performance measures.

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Equity Plan Information
The following table provides information as of December 31, 2023, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	EQUITY COMPENSATION PLAN INFORMATION
PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(1)(2)	29,879,348	3.53	16,559,646
Equity compensation plans not approved by security holders	605,837	6.33	—
Total	30,485,185	3.58	16,559,646
1.As a result of our IPO and the adoption of 2021 Equity Incentive Plan, or the 2021 Plan, we no longer grant awards under the 2016 Equity Incentive Plan, or the 2016 Plan; however, all outstanding awards under the 2016 Plan remain subject to the terms of the 2016 Plan. The shares of Class A common stock available for issuance under the 2021 Plan will be increased by a number of shares of Class A common stock equal to (a) any shares of Class A common stock subject to stock options or similar awards under the 2016 Plan that, on or after the effective date of the registration statement relating to our IPO (the “Registration Date”), expire or otherwise terminate without having been exercised or issued in full, (b) any shares of Class A common stock that, on or after the Registration Date, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations and (c) any shares of Class A common stock issued pursuant to the 2016 Plan that, on or after the Registration Date, are forfeited to or repurchased by us due to failure to vest. The maximum number of shares of Class A common stock that can be added to the 2021 Plan from the 2016 Plan is 19,479,146.
2.Consists of 10,900,502 shares of our Class A common stock reserved for issuance under our 2021 Plan and 5,659,144 shares of our Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, or our 2021 ESPP. Our 2021 Plan provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 16,186,000 shares, (ii) five percent (5%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 Plan. Our 2021 ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 3,238,000 shares, (ii) one percent (1%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 ESPP. On January 1, 2023, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our 2021 ESPP increased by 11,690,482 and 2,338,096 shares, respectively, pursuant to these provisions.
3.Consists of common stock subject to stock options issued in relation to the assumption of outstanding options issued by Valence Discovery Inc. and Cyclica Inc., following the acquisition of each in May 2023.
4.The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.

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Report of the Audit Committee
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.
We operate in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Further, the Board has determined that all three of our members (Terry-Ann Burrell, R. Martin Chavez, and Zavin Dar) are audit committee financial experts as defined by the rules of the SEC.
The audit committee met four (4) times during fiscal 2023 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023, with management and Ernst & Young LLP. Management has the responsibility for the preparation of the Company’s financial statements, and Ernst & Young LLP has the responsibility for the audit of those statements. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from Ernst & Young pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Ernst & Young LLP and the Company and the potential effects of any disclosed relationships on Ernst & Young LLP’s independence, and discussed with Ernst & Young its independence. We reviewed with Ernst & Young their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Ernst & Young LLP’s examination of the Company’s financial statements both with and without management.
The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.
Based on these reviews and discussions with management and Ernst & Young LLP, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee
Terry-Ann Burrell (Committee Chair)
R. Martin Chavez
Zavin Dar
April 23, 2024

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
Representatives of Ernst & Young LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
As of the date of this proxy statement, the Audit Committee of our Board of Directors has not yet selected an independent registered public accounting firm for 2024 because it is in the process of soliciting bids to perform such services.
The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2023 and 2022 for each of the following categories of services are as follows:

	Fiscal Year Ending December 31
	2023	2022
	(in thousands)($)
Audit Fees(1)	1,744	1,910
Audit – Related Fees(2)	920	—
Tax Fees(3)	12	49
All Other Fees(4)	4	2
Total Fees	2,680	1,961
1.Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
2.Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for services provided in connection with preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and fees for service organization control audits under Statement on Standards for Attestation Engagements No.18.
3.Tax fees consist of fees for transfer pricing services and consultation on tax matters.
4.All other fees consist of software subscription fees.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During fiscal years 2023 and 2022, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

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Executive Officers
The following table sets forth information for our executive officers as of
April 12, 2024:

Name	Age	Position
Christopher Gibson	40	Co-Founder and Chief Executive Officer
Tina Marriott	48	President and Chief Operating Officer
Michael Secora	40	Chief Financial Officer
David Mauro	59	Chief Medical Officer
EXECUTIVE OFFICER BIOGRAPHIES
Christopher Gibson, Ph.D.

Christopher Gibson, Ph.D, serves as our Chief Executive Officer. For Dr. Gibson’s biography please see the heading above “Directors Continuing in Office.”
Tina Marriott

Tina Marriott has served as our Chief Operating Officer since July 2018 and as our President since October 2019. She was previously Senior Vice President, Executive Committee member, and Compliance Committee member at Achaogen, a publicly traded biopharmaceutical company that discovered, developed and commercialized treatments for infectious disease from May 2016 to June 2018, where she led Achaogen’s technical operations team—accountable for process development, supply chain and diagnostic development. Prior to Achaogen, she was Global Head of Technical Development Business Operations at Roche from October 2014 to April 2016, where she was responsible for business and technology infrastructure. She spent a total of 20 years at Genentech/Roche in technical operations roles that included Automation Engineer, Associate Director Manufacturing Sciences, Director Process Development Engineering and Senior Director Technical Development Operations & Engineering. She has both deep technical expertise in scale-up of biopharmaceutical production and managing technical and operational organizations. Ms. Marriott was recognized by the Healthcare Business Women’s Association as a Rising Star in 2012, was recognized by Utah Business magazine as a Woman of the Year in 2022, CXO of the Year in 2020, and was a 2019 Women Tech Council Awards winner. She has served on the Board and Audit Committee of the Utah System of Higher Education Board since 2023, on the advisory board of Colorado State University’s College of Engineering since 2015 and was recognized in 2019 as a CSU Distinguished Alumni. Ms. Marriott received a B.S. in Chemical Engineering from Colorado State University.

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Michael Secora, Ph.D.

Michael Secora, Ph.D., has served as our Chief Financial Officer since March 2020. Prior to joining us, Dr. Secora worked at Laurion Capital Management, as a portfolio manager based in New York City from July 2010 to February 2020, where he was Managing Director and Head of Capital Markets and Venture. During his time at Laurion, he developed, executed and managed fundamentally grounded investment strategies as well as built business partnerships and technological infrastructure for investing in event-driven, fundamental and macroeconomic contexts. At Laurion Capital Management, Dr. Secora was active in venture, crossover, capital markets, public and special situations investing particularly within emerging technologies and the life sciences. Dr. Secora received his Ph.D. from Princeton University in Applied and Computational Mathematics and B.S. in Mathematics and Physics from the Massachusetts Institute of Technology.
David Mauro, M.D., Ph.D

David Mauro, M.D., Ph.D, has served as our Chief Medical Officer since June 2023. Prior to joining us, he was Chief Medical Officer for Codiak BioSciences, a clinical-stage biopharmaceutical company, from May 2022 to April 2023; Chief Medical Officer for Prelude Therapeutics, a clinical-stage precision oncology company, from May 2019 to November 2021; and Chief Medical Officer for Checkmate Pharmaceuticals Inc., a biopharmaceutical company, from February 2016 until April 2019. Dr. Mauro has also held leadership roles within the clinical and medical affairs teams at Merck, Bristol Myers Squibb, and Becton Dickinson. Dr. Mauro received a B.S. in Biochemistry from Cornell University and an M.D./Ph.D. from Temple University. He completed his residency in anatomic pathology at the National Institute of Health's National Cancer Institute.

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Certain Relationships and
Related Party Transactions
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. The indemnification agreements and our amended restated certificate of incorporation and bylaws were effect upon the closing of our initial public offering in April 2021 and require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
OTHER TRANSACTIONS
We entered into exchange agreements with Dr. Gibson and his affiliate, effective as of immediately after the effectiveness of the filing of our amended and restated certificate of incorporation in April of 2021, pursuant to which 9,467,883 shares of our Class A common stock beneficially owned by Dr. Gibson and his affiliate were automatically exchanged for an equivalent number of shares of our Class B common stock immediately prior to the completion of our initial public offering in April of 2021. In addition, following the completion of our initial public offering in April of 2021, and pursuant to an equity exchange right agreement entered into between us and Dr. Gibson, or the Equity Award Exchange Agreement, Dr. Gibson has a right (but not an obligation) to require us to exchange any shares of Class A common stock received upon the exercise of options to purchase shares of Class A common stock for an equivalent number of shares of Class B common stock. We referred to this right as the Equity Award Exchange. The Equity Award Exchange applies only to equity awards granted to Dr. Gibson prior to the effectiveness our current amended and restated certificate of incorporation. As of December 31, 2022, there were 968,750 shares of our Class A common stock subject to options held by Dr. Gibson that may be exchanged, upon exercise, for an equivalent number of shares of our Class B common stock.
RELATED PERSON TRANSACTION POLICY
The Board of Directors adopted a written related person transaction policy providing that transactions with our directors, executive officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by the Audit Committee. This policy became effective in April 2021 in connection with our initial public offering. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest.
Pursuant to this policy, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our Audit Committee prior to their consideration of such transaction. The Audit Committee will consider, among other factors that it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our Class A and Class B common stock as of April 12, 2024 by:
•each Named Executive Officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 235,112,603 shares of our Class A common stock and 7,639,476 shares of our Class B common stock outstanding as of April 12, 2024. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 12, 2024, to be outstanding and to be beneficially owned and, if applicable, to have been exchanged for shares of Class B common stock pursuant to the Equity Award Exchange, by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Recursion Pharmaceuticals, Inc. 41 S. Rio Grande St. Salt Lake City, UT, 84121.

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Name of Beneficial Owner	Class A Common Stock (#)	Percentage of Class A Common Stock (%)	Class B Common Stock (#)	Percentage of Class B Common Stock (%)	Percentage of Total Voting Power (%)†
5% and Greater Stockholders:
ARK Investment Management LLC(1)	23,076,052	11.1	—	—	7.4
Baillie Gifford & Co(2)	24,179,504	11.6	—	—	7.8
BlackRock Inc.(3)	12,393,872	6.0	—	—	4.0
DCVC(4)	13,619,224	5.8	—	—	4.4
FMR LLC(5)	10,897,286	5.2	—	—	3.5
Kinnevik AB(6)	10,405,668	5.6	—	—	3.5
MDC Capital Partners(7)	20,048,796	8.5	—	—	6.4
State Street Corporation(8)	12,151,646	5.8	—	—	3.9
The Vanguard Group(9)	15,665,210	7.5	—	—	5.0
Christopher Gibson(10)	682,036	*	7,639,476	100	24.7
Named Executive Officers and Directors:
Christopher Gibson(10)	682,036	*	7,639,476	100	24.7
Tina Marriott(11)	1,141,771	*	—	—	*
Michael Secora(12)	2,083,046	*	—	—	*
David Mauro(13)	15,550	*	—	—	*
Shafique Virani(14)	494,763	*	—	—	*
Zachary Bogue(15)	13,628,602	5.8	—	—	4.4
Blake Borgeson(16)	7,315,322	3.1	—	—	2.4
Terry-Ann Burrell(17)	535,016	*	—	—	*
R. Martin Chavez(18)	659,092	*	—	—	*
Zavain Dar(19)	150,570	*	—	—	*
Robert Hershberg(20)	637,633	*	—	—	*
Najat Khan(21)	—	*	—	—	*
Dean Li(22)	3,261,225	1.4	—	—	1.1
All current executive officers and directors as a group (13 persons)(23)	30,604,626	13.0	7,639,476	100	34.4
†Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as one class. Each holder of our Class A common stock is entitled to one vote per share, the holder of our Class B common stock is entitled to 10 votes per share. Holders of our Class A common stock and Class B common stock will vote together as one class on all matters submitted to a vote of our stockholders, except as expressly provided in our amended and restated certificate of incorporation or required by applicable law. See the section the section titled “Description of Capital Stock—Voting Rights” for additional information.
*Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common stock and Class B common stock.
The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 1-9:
1.ARK Investment Management LLC. Schedule 13G/A filing, dated February 12, 2024, reports beneficial ownership as of January 31, 2024 of 23,076,052 shares, with sole voting power as to 22,042,084 shares, shared voting power as to 594,078 shares, and sole dispositive power as to 23,076,052 shares. The address of the entities listed herein is 200 Central Avenue, St. Petersburg, FL 33701.
2.Baillie Gifford & Co. Schedule 13G/A filing, dated January 26, 2024, relating to Baillie Gifford & Co. and certain affiliates, reports beneficial ownership as of December 29, 2023 of 24,179,504 shares, with sole voting power as to 24,126,091 shares and sole dispositive power as to 24,179,504 shares. The address for the entities listed herein is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

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3.BlackRock, Inc. Schedule 13G/A filing, dated January 29, 2024, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 31, 2023 of 12,393,872 shares, with sole voting power as to 12,088,584 shares and sole dispositive power as to 12,393,872 shares. The address of the entities listed herein is 50 Hudson Yards, New York, New York 10001.
4.Consists of (a) 5,941,120 shares held of record by Data Collective IV, L.P., or DCVC IV, (b) 3,951,141 shares held of record by DCVC Opportunity Fund II, L.P., or DCVC Opportunity Fund II, and (c) 3,726,963 shares held of record by DCVC V L.P., or DCVC V. Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV, DCVC Opportunity Fund II GP, LLC, or DCVC Opportunity Fund II GP, is the general partner of DCVC Opportunity Fund II, and DCVC V GP, LLC, DCVC V GP, is the general partner of DCVC V. Zachary Bogue and Matthew Ocko are the managing members of each of DCVC IV GP, DCVC Opportunity Fund II GP, and DCVC V GP. Zachary Bogue and Matthew Ocko exercise voting and dispositive power over the shares held by DCVC IV, DCVC Opportunity Fund II, and DCVC V. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.
5.FMR LLC. Schedule 13G filing, dated February 9, 2024, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 29, 2023 of 10,897,286 shares, with sole voting power as to 10,894,689 shares and sole dispositive power as to 10,897,286 shares. The address of the entities listed herein is 245 Summer Street, Boston, Massachusetts 02210.
6.Kinnevik AB. Schedule 13G filing, dated May 22, 2023, relating to Kinnevik AB and certain affiliates, reports beneficial ownership as of May 12, 2023 of 10,405,668 shares, of which it holds sole voting power and sole dispositive power. The address of the entities listed herein is Skeppsbron 18, SE-103 13 Stockholm, Sweden.
7.Consists of (a) 12,985,927 shares held of record by Fifteenth Investment Company LLC, a wholly owned subsidiary of Mamoura Diversified Global Holdings PJSC, which is wholly owned by Mubadala Investment Company PJSC, which is wholly owned by the Government of Abu Dhabi; and (b) 7,062,869 shares held by MDC Capital Partners (Ventures), LP, of which MDC Capital Partners (Ventures) GP, LP is the general partner. MDC Capital Partners (Ventures) GP, LP has created an investment committee comprised of four individual members, which has the authority, by affirmative majority consent, to approve all investment and divestment decisions made with respect to MDC Capital Partners (Ventures), LP. Each of the members of the investment committee expressly disclaims beneficial ownership of the shares held by MDC Capital Partners (Ventures), LP. The address of the entities listed herein is c/o Mubadala Capital, 22nd Floor Al Sila Tower, Abu Dhabi Global Market, Al Maryah Island, Abu Dhabi, United Arab Emirates.
8.State Street Corporation. Schedule 13G filing, dated January 24, 2024, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 31, 2023 of 12,151,646 shares, with shared voting power as to 11,838,902 shares and shared dispositive power as to 12,151,646 shares. The address for the entities listed herein is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.
9.The Vanguard Group. Schedule 13G/A filing, dated February 13, 2024, reports beneficial ownership as of December 29, 2023 of 15,665,210 shares, with shared voting power as to 88,492 shares, sole dispositive power as to 15,419,163 shares, and shared dispositive power as to 246,047 shares. The address of the entities listed herein is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
10.Consists of (a) 6,472,996 shares of Class B common stock held of record by Dr. Gibson; (b) 67,875 shares of Class B common stock held by the Gibson Family Trust; (c) 486,000 shares of Class B common stock held by Lahwran-3 LLC; (d) 388,000 shares of Class B common stock held by Lahwran-4 LLC; (e) 65,032 shares of Class A common stock held by Dr. Gibson; (f) 130,855 shares of Class A common stock held by Dr. Gibson and assumes the exchange of such shares of Class A common stock for shares of Class B common stock; (g) 557,728 shares of Class A common stock subject to options held by Dr. Gibson that are exercisable and vested within 60 days of April 12, 2024; (h) 93,750 shares of Class A common stock subject to options held by Dr. Gibson that are exercisable and vested within 60 days of April 12, 2024 and assumes the exchange of such shares of Class A common stock for shares of Class B common stock; and (i) 59,276 shares of Class A common stock subject to restricted stock units held by Dr. Gibson that vest within 60 days of April 12, 2024.
11.Consists of (a) 213,419 shares held of record by Ms. Marriott, (b) 895,813 shares subject to options held by Ms. Marriott that are exercisable and vested exercisable within 60 days of April 12, 2024, and (c) 32,539 shares subject to restricted stock units held by Ms. Marriott that vest within 60 days of April 12, 2024.
12.Consists of (a) 1,204,179 shares held of record by Mr. Secora, (b) 1,206,262 shares subject to options held by Mr. Secora that are exercisable and vested within 60 days of April 12, 2024, and (c) 27,184 shares subject to restricted stock units held by Mr. Secora that vest within 60 days of April 12, 2024.
13.Consists of (a) 4,148 shares held of record by Dr. Mauro, (b) 8,292 shares subject to options held by Dr. Mauro that are vested and exercisable within 60 days of April 12, 2024, and (c) 3,110 shares subject to restricted stock units held by Dr. Mauro that vest within 60 days of April 12, 2024.
14.Consists of (a) 36,943 shares held of record by Dr. Virani, (b) 448,665 shares subject to options held by Dr. Virani that are vested and exercisable within 60 days of April 12, 2024, and (c) 9,155 shares subject to restricted stock units held by Dr. Virani that vest within 60 days of April 12, 2024.
15.Consists of (a) the shares described in footnote (4) above and (b) 9,378 shares held of record by Mr. Bogue.
16.Consists of (a) 7,228,696 shares held of record by Dr. Borgeson, (b) 74,014 shares subject to options held by Dr. Borgeson that are vested and exercisable within 60 days of April 12, 2024, and (c) 12,612 shares subject to restricted stock units held by Dr. Borgeson that vest within 60 days of April 12, 2024.
17.Consists of (a) 43,702 shares held of record by Ms. Burrell, (b) 478,702 shares subject to options held by Ms. Burrell that are vested and exercisable within 60 days of April 12, 2024, and (c) 12,612 shares subject to restricted stock units held by Ms. Burrell that vest within 60 days of April 12, 2024.
18.Consists of (a) 47,466 shares held of record by Dr. Chavez, (b) 599,014 shares subject to options held by Dr. Chavez that are vested and exercisable within 60 days of April 12, 2024, and (c) 12,612 shares subject to restricted stock units held by Dr. Chavez that vest within 60 days of April 12, 2024.
19.Consists of (a) 76,444 shares held of record by Mr. Dar, (b) 61,514 shares subject to options held by Mr. Dar that are vested and exercisable within 60 days of April 12, 2024, and (c) 12,612 shares subject to restricted stock units held by Mr. Dar that vest within 60 days of April 12, 2024.
20.Consists of (a) 26,007 shares held of record by Dr. Hershberg, (b) 599,014 shares subject to options held by Dr. Hershberg that are vested and exercisable within 60 days of April 12, 2024, and (c) 12,612 shares subject to restricted stock units held by Dr. Hershberg that vest within 60 days of April 12, 2024.
21.Dr. Khan was elected to the Board on April 16, 2024.
22.Consists of (a) 41,847 shares held of record by Dr. Li, (b) 1,422,048 shares held of record by the Dean Y. Li Revocable Trust, (c) 1,269,796 shares held of record by the Dean Y. Li GRAT, (d) 421,000 shares held of record by the Dean Y. Li 2021 Family Trust, (e) 89,292 shares subject to options held by Dr. Li that are vested and exercisable within 60 days of April 12, 2024, and (f) 17,242 shares subject to restricted stock units held by Dr. Li that vest within 60 days of April 12, 2024.
23.Consists of (a) 25,374,750 shares beneficially owned by our current executive officers and directors as of April 12, 2024, (b) 5,018,310 shares subject to options that are vested and exercisable within 60 days of April 12, 2024, and (c) 211,566 shares subject to restricted stock units that vest within 60 days of April 12, 2024.

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Delinquent Section 16(a) Reports
Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on our review of such reports filed during the most recent fiscal year and written representations from certain reporting persons, we believe that our executive officers, directors and 10% stockholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act during our fiscal year ended December 31, 2023, except that Dean Li did not timely file one Form 4 reporting a gift of stock in April 2023 (filed on October 4, 2023), David Mauro did not timely file one Form 4 reporting a grant of RSUs and a grant of Stock Options in June 2023 (filed on June 7, 2023), and Blake Borgeson did not timely file one Form 4 reporting a gift of stock in June 2023 (filed on July 27, 2023).
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, Attention: Corporate Secretary, telephone: (385) 269-0203 or via email: Investor@Recursion.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 24, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2025 and no later than March 5, 2025. Stockholder proposals and the required notice should be addressed to Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, Attention: Corporate Secretary.

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In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 days prior to of the anniversary of the preceding year’s annual meeting, which for the 2025 Annual Meeting of Stockholders would be no later than April 4, 2025.
AVAILABILITY OF BYLAWS
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Other Matters
The Board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Special Note Regarding Forward-Looking Statements
This proxy statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting “forward-looking statements” about us and our industry within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions.
These forward-looking statements may be found in the sections of this proxy statement titled “A Letter from Our Co-Founder and CEO,” “Proxy Summary,” “Executive Compensation—Compensation Discussion and Analysis,” and other sections of this proxy statement. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

2024 Proxy Statement | Recursion | 67

RECURSION PHARMACEUTICALS, INC.
41 SOUTH RIO GRANDE STREET
SALT LAKE CITY, UT 84101

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RXRX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33951-P08779

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RECURSION PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Blake Borgeson, Ph.D.
02) R. Martin Chavez, Ph.D.
03) Dean Y. Li, M.D., Ph.D.

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Advisory vote to approve executive compensation as disclosed in the 2024 Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33952-P08779

RECURSION PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 3, 2024 8:00 AM MT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Gibson and Michael Secora, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of RECURSION PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, MT on June 3, 2024, Virtually at www.virtualshareholdermeeting.com/RXRX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side